CONFORMED COPY


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                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of November 15, 1995

                                      among

                         THE GENLYTE GROUP INCORPORATED

                                       and

                             THE BANKS NAMED HEREIN

                                       and

                            BANK OF AMERICA ILLINOIS,

                     as a Bank and Letter of Credit Issuer,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,

                                    As Agent

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



                                TABLE OF CONTENTS

SECTION                                                                    PAGE
--------------------------------------------------------------------------------

1.       COMMITMENT. ......................................................    1
                  (A)      Amount..........................................    1
                  (B)      Reborrowings....................................    2
                  (C)      Banks' Obligations Several and Not Joint........    2
                  (D)      Reduction or Termination of Commitments.........    2

2.       TERMS OF CREDIT. .................................................    4
                  (A)      The Notes.......................................    4
                  (B)      Interest Rate...................................    4
                  (C)      Prepayment......................................    7
                  (D)      Fees............................................    8
                  (E)      Letters of Credit...............................   10
                           (1)      Requests...............................   10
                           (2)      Other Banks' Participation.............   10
                           (3)      Disbursements..........................   11
                           (4)      Reimbursement..........................   11
                           (5)      Deemed Disbursements...................   11
                           (6)      Nature of Reimbursement Obligations....   12
                  (F)      Pro Rata Treatment..............................   13
                  (G)      Reserve Requirements; Change in Circumstances...   13
                  (H)      Change in Legality..............................   15
                  (I)      Reimbursement of Banks..........................   16
                  (J)      Indemnity.......................................   16
                  (K)      Payments........................................   17
                  (L)      Use of Proceeds.................................   17
                  (M)      Taxes...........................................   17
                  (N)      Security........................................   17

3.       REPRESENTATIONS AND WARRANTIES. ..................................   19
                  (A)      Organization and Good Standing..................   19
                  (B)      Corporate Authority.............................   19
                  (C)      Binding Agreement...............................   19
                  (D)      No Conflicting Agreements.......................   19
                  (E)      Litigation......................................   19
                  (F)      Tax Returns and Payments........................   20
                  (G)      Financial Statements............................   20
                  (H)      Compliance with Government Regulations..........   21
                  (I)      Employee Benefit Plans..........................   21
                  (J)      Ownership of Property; Liens....................   21

4.       CONDITIONS PRECEDENT. ............................................   22
                  (A)      Effectiveness...................................   22
                           (1)      Execution in Counterparts..............   22
                           (2)      Resolutions etc........................   22
                           (3)      Compliance Certificate.................   22
                           (4)      Opinions of Counsel....................   23
                           (5)      Notes..................................   23

SECTION                                                                     PAGE
-------                                                                     ----

                           (6)      Pledge Agreement.......................   23
                           (7)      Security Agreement.....................   23
                           (8)      Letter of Credit Agreement.............   24
                           (9)      Payment of Fees........................   24
                           (10)     Payment under Existing Credit Agreement   24
                  (B)      All Credit Extensions...........................   24
                           (1)      Notice.................................   25
                           (2)      Compliance Certificate.................   25
                  (C)      Legal Matters Satisfactory to Counsel...........   25

5.       AFFIRMATIVE COVENANTS. ...........................................   26
                  (A)      Payment of Principal and Interest on the
                                    Notes, Letter of Credit Outstandings and
                                    Fees Hereunder.........................   26
                  (B)      Maintenance of Office...........................   26
                  (C)      Books and Accounts..............................   26
                  (D)      Financial Statements............................   26
                  (E)      Taxes...........................................   27
                  (F)      Insurance.......................................   28
                  (G)      Corporate Existence.............................   28
                  (H)      Notice of Default...............................   28
                  (I)      Notice of Material Adverse Change...............   28
                  (J)      ERISA Reports...................................   28
                  (K)      Regulation U....................................   29
                  (L)      Future Subsidiaries.............................   29

6.       NEGATIVE COVENANTS. ..............................................   30
                  (A)      Borrowings......................................   30
                  (B)      Mortgages, etc..................................   32
                  (C)      Consolidation, Merger or Sale of Assets.........   33
                  (D)      Loans, Advances and Contingent Liabilities......   34
                  (E)      Investments.....................................   35
                  (F)      Payments on Stock; Restricted Investment........   37
                  (G)      Sale and Leaseback..............................   38
                  (H)      Obligations as Lessee...........................   38
                  (I)      Negative Pledges, Restrictive Agreements, etc...   38
                  (J)      Financial Covenants.............................   39

7.       EVENTS OF DEFAULT. ...............................................   40
                  (A)      Nature of Events................................   40
                           (1)      Default in Payment of Obligations......   40
                           (2)      Incorrect Representation...............   40
                           (3)      Default Under Certain Covenants........   40
                           (4)      Default Under Other Provisions.........   40
                           (5)      Cross Default..........................   40
                           (6)      Bankruptcy, etc........................   40
                           (7)      Unpaid Judgment........................   41
                           (8)      Material Reportable Events.............   41
                           (9)      Control of the Borrower................   42
                           (10)     Impairment of Security, etc............   42
                  (B)      Banks' Rights of Set-off........................   42





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


SECTION                                                                     PAGE
-------                                                                     ----

8.       THE AGENT AND COLLATERAL AGENT. ..................................   44
                  (A)      Authorization by Banks..........................   44
                  (B)      Duties of Agent and Collateral Agent............   44
                  (C)      Limitation of Liability.........................   45
                  (D)      Expenses........................................   46
                  (E)      Resignation of Agent............................   46
                  (F)      Acceptance of Appointment.......................   46

9.       DEFINITIONS.  ....................................................   48

10.      AMENDMENTS AND WAIVERS. ..........................................   61

11.      MISCELLANEOUS.    ................................................   62
                  (A)      Costs and Expenses..............................   62
                  (B)      Indemnity.......................................   62
                  (C)      Notices.........................................   63
                  (D)      Survival of Representations and Warranties......   63
                  (E)      Construction....................................   63
                  (F)      Jurisdiction....................................   63
                  (G)      Headings........................................ 63-A
                  (H)      Successors and Assigns.......................... 63-A
                  (I)      Counterparts.................................... 63-A
                  (J)      Waiver of Jury Trial............................ 63-A

                                    EXHIBITS
                                    --------

Exhibit A         List of Banks
Exhibit B         Form of Note
Exhibit C         Form of Leverage Ratio Certificate
Exhibit D         Form of Compliance Certificate
Exhibit E         Debt as of November 15, 1995
Exhibit F         Form of Subordination Provisions
Exhibit G         Addresses of the Agent and the Banks
Exhibit H         Pledge Agreement
Exhibit I         Security Agreement
Exhibit J         Amended and Restated Letter of Credit Agreement


Schedule 1        Existing BAI Letters of Credit



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



                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 15, 1995 among THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "Borrower"), each of the banks named in Exhibit A (individually, a "Bank" and collectively, the "Banks"), BANK OF AMERICA ILLINOIS (formerly known as "Continental Bank, N.A."), as a Bank and as Issuer (the "Issuer"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent for the Banks (the "Agent") (this "Agreement").

                                R E C I T A L S:

         WHEREAS, the Borrower, the Existing Banks and Bank of America Illinois entered into a Revolving Credit and Term Loan Agreement dated July 20, 1988, as amended and restated pursuant to a First Amendment dated as of July 17, 1991 and as further amended by a First Amendment dated May 20, 1994, and a Second Amendment dated as of August 11, 1995 (the "Existing Credit Agreement"); and

         WHEREAS, the Borrower, the Banks, the Issuer and the Agent desire to amend and restate the provisions of the Existing Credit Agreement as herein provided for the purposes of (i) modifying certain provisions; (ii) making additional financial institutions parties to the Existing Credit Agreement as Banks; (iii) releasing certain Existing Banks party to the Existing Credit Agreement and (iv) incorporating herein existing BAI Letters of Credit which shall be deemed Letters of Credit Outstandings under this Credit Agreement as of the Effective Date and which are described on Schedule 1 hereto, all with effect as of and from the Effective Date;

         NOW THEREFORE, in consideration of the agreements herein contained, the parties hereby agree that , as of the Effective Date, the Existing Credit Agreement is hereby amended and restated as follows:

                                 1. COMMITMENT.

         (A)  Amount.  Subject to the terms and conditions hereof,

                  (1) each Bank agrees to make Loans (individually a "Loan" and collectively the "Loans") to the Borrower, at any time and from time to time on or after the date hereof and prior to the Final Maturity Date or until such earlier time as such Bank's Commitment set forth on Exhibit A, as such Commitment may be permanently reduced or terminated pursuant to subparagraph 1(D) hereof, shall have terminated in accordance with the terms hereof, provided that at no time shall the aggregate outstanding principal amount of any Bank's Loans, together with an amount equal to such Bank's Percentage multiplied by the then aggregate amount of Letter of Credit Outstandings, exceed the Commitment of such Bank; and

                  (2) the Issuer agrees to issue, for the account of the Borrower and in Stated Amounts requested by the Borrower, one or more Letters of Credit, at any time and from time to time on or after the date hereof and prior to the Final Maturity Date or such earlier time as the Commitment shall have been permanently reduced to zero or terminated; provided that at no time shall the aggregate amount of Letter of Credit Outstandings exceed $25,000,000.

         (B) Reborrowings. Subject to the terms and conditions hereof, the Borrower may borrow, prepay, repay and reborrow Loans from each Bank at any time and from time to time on or after the date hereof and prior to the Final Maturity Date, provided that the aggregate outstanding principal amount of such Bank's Loans, together with an amount equal to such Bank's Percentage multiplied by the then aggregate amount of Letter of Credit Outstandings, does not exceed the amount of such Bank's Commitment, and provided, further, that any such prepayment or repayment shall be pro-rata among all the Banks.

         (C)  Banks' Obligations Several and Not Joint.

                  (1) The respective obligations of the Banks hereunder are several and not joint. The failure of any Bank to make any Credit Extension hereunder shall not relieve any other Bank from its obligation to make a Credit Extension hereunder and no Bank shall be obligated to make up the amount of any Credit Extension that a Bank has failed to make available hereunder.

                  (2) Promptly on the date specified in the notice of a Loan required under subdivision 4(B)(1), each Bank shall make available to the Agent Federal or other immediately available funds in the amount of such Bank's Loan.

         (D) Reduction or Termination of Commitments.

                  (1) The Borrower may at any time permanently reduce in part in the aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, or terminate in whole the Commitment of each Bank (on a pro-rata basis) and the Borrower's obligation to pay a commitment fee in respect thereof upon three (3) Business Days' prior written notice of such reduction or termination to the Agent, without penalty, provided that (a) on or before the effective date of any such partial reduction, the portion of the outstanding principal amount of the Loans of each Bank which, together



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



         with an amount equal to such Bank's Percentage multiplied by the then aggregate amount of Letter of Credit Outstandings, exceeds the Commitment of such Bank, as so reduced, shall be paid as a mandatory prepayment and (b) on or before the effective date of any such termination in whole, the entire outstanding principal amount of the Loans of each Bank shall be paid as a mandatory prepayment and all the Letters of Credit shall have been terminated in full or the Borrower shall have paid or cash collateralized in full the related Reimbursement Obligations. Voluntary partial reductions of the Commitment, made pursuant to this subdivision 1(D)(1), shall be credited to the mandatory quarterly reductions required pursuant to subdivision 1(D)(2) below, in the order of the next occurring quarterly reductions.

                  (2) Subject to any credits for any voluntary partial reductions of the Commitment set forth in subdivision 1(D)(1) above, the aggregate Commitment of all the Banks shall, automatically and without any further action or notice to any Person, be reduced by $2,500,000 on each March 31, June 30, September 30 and December 31 until the Final Maturity Date.

                  (3) The aggregate Commitment of all the Banks shall be reduced by the amount of any prepayment resulting from a Sale and Leaseback permitted in subparagraph 6(G). Mandatory Commitment reductions required by subdivisions 1(D)(2) and (3) shall be subject to the prepayment provisions set forth in subdivision 1(D)(1) above except that the principal amount limitations for reductions in Commitments set forth in 1(D)(1) above shall not apply.

                  (4) Notwithstanding subparagraph 1(B) and subdivision 1(D)(1), in the event that any Bank shall give any notification to the Borrower pursuant to subdivision 2(G)(5), the Borrower shall have the right to terminate immediately the unused portion of the Commitment of such Bank by giving notice of such termination to such Bank and to the Agent, in which event such Bank shall have no further Commitment under this Agreement except in the amount of Loans made by such Bank at the time outstanding and its Percentage of the then outstanding amount of Letter of Credit Outstandings, and when all such Loans made by such Bank have been paid or prepaid and all Letters of Credit in which it has purchased a participation have been terminated in full or the Borrower has paid or cash collateralized in full the related Reimbursement Obligations, such Bank shall have no further Commitment under this Agreement. In the event that the Borrower terminates the Commitment of any Bank pursuant to the provisions of this subdivision (D)(4), the respective Commitments of the other Banks shall be unaffected in any manner whatsoever, provided that each remaining Bank's Percentage shall, automatically and without any further action, be adjusted accordingly.

                               2. TERMS OF CREDIT.

         (A)  The Notes.

                  (1) The obligation of the Borrower to repay the Loans shall be evidenced by Notes of the Borrower, payable to the order of each Bank, in substantially the form of Exhibit B, with blanks appropriately filled, signed and dated the Effective Date of the Initial Loans. The Loans and Notes shall be payable on the Final Maturity Date. The Loans made to the Borrower by any Bank and all payments and prepayments on account of the principal of such Loans shall be recorded and endorsed by such Bank on the Schedule of Loans and Payments of Principal on the reverse side of the Note issued to it, which recordation and endorsement shall be prima facie evidence of Loans by and payment to such Bank; provided that the failure of such Bank to set forth such principal payments, prepayments and other information on such Schedule shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Bank in accordance with the terms of such Note. Each Bank agrees to deliver to the Borrower from time to time a true copy of the Note (including such Schedule) issued to such Bank upon the written request of the Borrower.

                  (2) The Notes shall bear interest from the date thereof until maturity or earlier payment by the Borrower pursuant to subparagraphs 1(D) or 2(C) or paragraph 7, at the rate calculated as set forth in subparagraph 2(B) below, except as otherwise provided in this subdivision 2(A)(2). Except as otherwise provided in this Agreement, such interest shall be payable on each Interest Payment Date and at the Final Maturity Date on the unpaid principal amount of Notes from time to time outstanding. After the stated maturity or such earlier date on which the principal of any Note may become or may be declared due and payable pursuant to paragraph 7, such Note shall bear interest (and after the date of any required prepayment pursuant to subdivision 2(C)(1), the principal amount of such Note required to be prepaid shall bear interest) at the rate per annum of 2% over the Base Rate, payable on each Interest Payment Date or, at the option of the holder thereof, upon demand.

         (B)  Interest Rate.

                  (1) The Notes shall bear interest at a rate which, at the election of the Borrower, shall be either the Base Rate or the Eurodollar Rate. The Borrower shall elect the applicable rate of interest as follows:

                           (a) Not later than 12:00 noon, New York time, on the
                  Business Day on which Loans at the Base Rate are to be made, the Borrower shall give the Agent telephonic notice specifying the aggregate principal amount of such Loans, and the date such Loans are to be made. At least three (3) Business Days prior to the making of each Loan at the Eurodollar Rate, the Borrower shall give the Agent either
                  (1) written notice, or (2) telephone notice before 12:00 noon, New York time, on the third Business Day prior to the date specified for the making of such Loan, in either case, specifying the aggregate principal amount of such Loan, the date on which such Loan is to be made and the applicable Interest Period, provided, that any such notice shall be irrevocable when given. The telephonic notices provided for herein shall be confirmed by the Agent to the Borrower in a writing which shall be sent or mailed by the Agent prior to the end of the second Business Day following the Business Day on which such telephonic notice was given. As to any Bank, if the Borrower fails in a timely fashion as set forth above to make such election or to specify the applicable Interest Period, the Base Rate shall apply to such Bank's Loan or applicable portion thereof.

                           (b) The Base Rate or the Eurodollar Rate shall
                  (subject to the provisions of this subdivision 2(B)(1)(b) and subdivision 2(B)(4) and subparagraph 2(G)) apply to that portion of each Loan specified in the notice. The Borrower may from time to time by notice to the Agent change its election as between the Base Rate and the Eurodollar Rate, including the Interest Period to be applied to any portion of the outstanding amount of any Loan calculated at the Eurodollar Rate, provided that (i) notice of any such change in election to the Eurodollar Rate or an applicable Interest Period for the Eurodollar Rate shall be irrevocable when given and shall be given telephonically or in writing to the Agent before 12:00 noon, New York time, on the third Business Day prior to the date desired for such change, and shall become effective on the date (which shall be at least two (2) Business Days subsequent to the date of such notice) specified therein; (ii) any election to change from the Eurodollar Rate to the Base Rate, or to change the applicable Interest Period, with respect to the next applicable Interest Period, shall not become effective prior to the end of the then current applicable Interest Period; (iii) at any given time, the maximum number of Loans at the Eurodollar Rate made by any Bank shall not exceed ten; and (iv) the minimum aggregate principal amount of Loans at the Eurodollar Rate made by all Banks for any one Interest Period shall be not less than $10,000,000. The telephonic notices provided for herein shall be confirmed by the Agent to the Borrower in writing which shall be sent or mailed to the Borrower prior to the end of the second Business Day following the Business Day on which such telephonic notice was given. As to any Bank, if the Borrower fails in a timely fashion as set forth above to make such election or to specify the applicable Interest Period, the Base Rate shall apply to such Bank's Loan or applicable portion thereof.

                  (2) With respect to the Base Rate, interest shall be computed on the actual number of days elapsed over a year comprised of 365/366 days. Each change in the interest rate as a consequence of a change in the Base Rate shall take effect as of the opening of business on the date announced for the effectiveness of such change. Interest at the Eurodollar Rate shall be computed on the basis of the actual number of days elapsed over a year comprised of 360 days. The Eurodollar Rate shall be determined by the Agent which determination shall be conclusive absent manifest error.

                  (3) Notwithstanding anything herein or in the Notes to the contrary, if the Agent in its sole discretion determines that on any date on which a Eurodollar Rate is to be determined for the next Interest Period elected by the Borrower, U.S. dollar deposits are not generally available in the London interbank market for such Interest Period in the amount of the Loan or portion thereof for which the Eurodollar Rate has been elected to be outstanding during such Interest Period, or that reasonable means do not exist for ascertaining the Eurodollar Rate, the Agent shall promptly so notify the Borrower, and (unless the Borrower elects a different Interest Period pursuant to subdivision 2(B)(1)) the Base Rate shall automatically be applicable to such Loan or portion thereof. After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each election for the Eurodollar Rate shall be deemed to be an election for the Base Rate. Each determination by the Agent hereunder shall be conclusive absent manifest error.

                  (4) For purposes of this Agreement, the Applicable Margin shall be in effect as set forth below:

                           (a) for the period commencing on the Effective Date and ending on the day immediately preceding the Initial

                  Adjustment Date:

                                               Applicable Margin
                                               -----------------

                           Base Rate                  . 0%
                           Eurodollar Rate           1.50%

                           (b) from and after the Initial Adjustment Date, for
                  each three-month period commencing on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum for the relevant type of Loan set forth below opposite the Consolidated Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:

                                                       Applicable Margin
                                                Eurodollar Rate    Base Rate
                                                ---------------    ---------

         Consolidated Leverage Ratio
         is less than or equal to
         .45  to 1.0 ("Level I")                     1.00%            0%

         Consolidated Leverage Ratio
         is less than or equal to
         .50 to 1.0 but greater than
         .45 to 1.0 ("Level II")                     1.25%            .25%

         Consolidated Leverage Ratio
         is less than or equal to
         .60 to 1.0 but greater than
         .50 to 1.0 ("Level III")                    1.50%            .50%

         Consolidated Leverage Ratio
         is greater than .60 to 1.0
         ("Level IV")                                1.75%            .75%

                           (c) If by any Adjustment Date, the Borrower has
                  failed to deliver a Leverage Ratio Certificate as at the end of the fiscal quarter ended immediately prior to such Adjustment Date interest for the next succeeding three-month period shall be computed as if the Consolidated Leverage Ratio were at Level IV.

                           (d) For any period for which the Applicable Margin is calculated based on a Leverage Ratio Certificate which has been prepared using unaudited fiscal year-end financial statements of the Borrower, Borrower shall submit a revised Leverage Ratio Certificate, as soon as available, prepared using the audited financial statements for such period. In the event the Applicable Margin changes as a result of the revised Leverage Ratio Certificate, an adjustment shall be made at the next Interest Payment Date, which shall be either (i) a credit in the amount of interest which has been overpaid or (ii) payment of additional interest in the amount of any deficiency, such credit or deficiency to be determined by the Agent.

         (C)  Prepayment.

                  (1) Upon termination or permanent reduction of the Commitment, the Borrower shall make mandatory prepayments required by subparagraphs 1(D) or 6(G), together with all accrued but unpaid interest to the date of prepayment on the principal amount of the Loans so prepaid. Subject to subparagraph 2(I), any such prepayment shall be without premium or penalty.

                  (2) The Borrower shall have the right, at any time or from time to time, to prepay the outstanding principal amounts of the Notes in whole or in part, in the aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof, upon not less than three (3) Business Days' written or telecopier notice to the Agent, provided that to the extent that the Borrower has elected to use the Eurodollar Rate for any Loan, a prepayment may be made only on the last day of the Interest Period applicable thereto. At the time of each such payment the Borrower shall pay all accrued but unpaid interest to the date of prepayment on the principal amount so prepaid. Subject to subparagraph 2(I), any such prepayment shall be without premium or penalty.

         (D)  Fees.

                  (1) The Borrower shall pay all fees, required to be paid, in the amounts and at the times set forth in (i) with respect to the Agent, BAI and BA Securities, the Commitment and Fee Letters and, (ii) with respect to each Bank in accordance with and set forth in the Information Package dated October 16, 1995 addressed to each Bank as part of the confidential information package.

                  (2) The Borrower shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of the Commitment, being the amount by which the Commitment of the Banks exceeds the sum of (x) the aggregate principal amount of all outstanding Loans and (y) the aggregate amount of all Letter of Credit Outstandings. Such fee shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to (A) for the period from the Effective Date and ending on the day immediately preceding the Initial Adjustment Date, 0.375% per annum and (B) from and after the Initial Adjustment Date, for each three-month period commencing on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth below opposite the relevant level of Consolidated Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:

                  Consolidated Leverage Ratio
                  ---------------------------

                     Level I          0.25%
                     Level II         0.3125%
                     Level III        0.375%
                     Level IV         0.50%;

         provided, however, that if by any Adjustment Date the Borrower has failed to deliver a Leverage Ratio Certificate at the end of the fiscal quarter ended immediately prior to such Adjustment Date, the commitment fee for the next succeeding three-month period beginning on such Adjustment Date and ending on the next succeeding Adjustment Date shall be computed at the rate of .50% per annum.

                  (3) The Borrower shall pay to the Agent for the account of each Bank a letter of credit fee with respect to the Letters of Credit computed on the average daily maximum amount available to be drawn of outstanding Letters of Credit, on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter. The rate applicable to the Letter of Credit fee shall be equal to (i) for the period from the Effective Date and ending on the day immediately preceding the Initial Adjustment Date, with respect to each standby Letter of Credit 1.375% per annum and with respect to each documentary Letter of Credit .375% per annum and from and after the Initial Adjustment Date, for each three-month period commencing on an Adjustment Date and ending on the day immediately preceding the next succeeding Adjustment Date, the rate per annum set forth below opposite the relevant level of Consolidated Leverage Ratio determined as at the end of the last fiscal quarter ended prior to the first day of such period:

                                         Consolidated Leverage Ratio
                                         ---------------------------

                                         Standby                 Documentary
                                    Letters of Credit          Letters of Credit
                                    -----------------          -----------------

         Level I                        0.875%                       .25%
         Level II                       1.125%                       .3125%
         Level III                      1.375%                       .375%
         Level IV                       1.625%;                      .50%

         provided, however, that if by any Adjustment Date the Borrower has failed to deliver a Leverage Ratio Certificate at the end of the fiscal quarter ended immediately prior to such Adjustment Date, the letter of credit fee for the next succeeding three-month period beginning on such Adjustment Date and ending on the next succeeding Adjustment Date shall be computed at the rate of 1.625% per annum for each standby Letter of Credit and .50% per annum for each documentary Letter of Credit. Such letter of credit fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which each Letter of Credit is outstanding, commencing on the first such quarterly date to occur after the Effective Date, through the Stated Expiry Date, with the final payment to be made on the Stated Expiry Date.

                  (4) The Borrower shall pay to the Issuer a letter of credit fronting fee for each standby Letter of Credit issued by the Issuer equal to 1/8% of the face amount of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter.

                  (5) The Borrower shall pay to the Issuer from time to time on demand the normal issuance, presentment, amendment and other processing fees, and other standard costs and charges, of the Issuer relating to each Letter of Credit as from time to time in effect.

         (E)  Letters of Credit.

                  (1) Requests. By delivering to the Agent a written notice on or before 11:00 a.m., New York time, on a Business Day on or prior to the Final Maturity Date, specifying the Stated Amount of the Letter of Credit, the date on which such Letter of Credit is to be issued, the name and address of the beneficiary, the obligation such Letter of Credit supports and the Stated Expiry Date of such Letter of Credit, the Borrower may, from time to time, irrevocably request, on not less than three (3) nor more than ten (10) Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than ten (10) days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable letter of credit in such form as may be requested by the Borrower and approved by the Issuer, solely for the purposes described in subparagraph 2(L); provided, however, that with respect to any request to extend the Stated Expiry Date of any outstanding Letter of Credit the Borrower may make such request on any Business Day on or prior to the Final Maturity Date on the terms set forth in this sentence. Upon receipt of such written notice, the Agent shall promptly notify the Issuer and each Bank thereof. Each Letter of Credit shall by its terms be stated to expire on its Stated Expiry Date.

         The Issuer will issue such Letter of Credit and make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

                  (2) Other Banks' Participation. Automatically, and without further action, upon the issuance of each Letter of Credit, each Bank (other than the Issuer) shall be deemed to have irrevocably purchased from the Issuer, to the extent of such Bank's Percentage, a participation interest in such Letter of Credit (including any Reimbursement Obligation and any other contingent liability with respect thereto), and such Bank shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one
         (1) Business Day after receipt of demand for payment from the Issuer, together with accrued interest from the day following such demand at the Federal Funds Rate) the Issuer for any Reimbursement Obligation which has not been reimbursed by the Borrower in accordance with subdivision 2(E)(3). In addition, such Bank shall, to the extent of its Percentage, be entitled to receive a ratable portion of the Letter of Credit participation fee payable pursuant to subparagraph 2(D) with respect to each Letter of Credit and a ratable portion of the interest payable pursuant to subparagraph 2(A).

                  (3) Disbursements. Subject to the terms and provisions of such Letter of Credit and this Agreement, upon presentment of any Letter of Credit to the Issuer for payment, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit on the Disbursement Date. The Issuer of a Letter of Credit will notify the Borrower and each of the Banks promptly of the presentment for payment of any such Letter of Credit, together with notice of the Disbursement Date therefor. Prior to 11:00 a.m., New York time, on the next Business Day following the Disbursement Date, the Borrower shall reimburse the Agent, for the account of the Issuer, for all amounts disbursed under such Letter of Credit, together with all interest accrued thereon since the Disbursement Date, at the then applicable rate of interest for Base Rate Loans.

                  (4) Reimbursement. The Reimbursement Obligation and, upon the failure of the Borrower to reimburse the Issuer, each Bank's obligation under subdivision 2(E)(2) to reimburse the Issuer, shall each be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Bank, as the case may be, may have or have had, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Bank, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

                  (5) Deemed Disbursements. Upon the occurrence and during the continuation of any event which, after the giving of notice or lapse of time or both, would constitute an event of default under subdivision 7(A)(6) or, with notice from the Agent, upon the occurrence and during the continuation of any event of default

                           (a) an amount equal to that portion of all Letter of
                  Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Borrower, be deemed to have been paid out or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid out or disbursed); and

                           (b) the Borrower shall be immediately obligated to
                  reimburse the Issuer for the amount deemed to have been so paid or disbursed by such Issuer. Any amounts so payable by the Borrower pursuant to this subdivision 2(E)(5) shall be deposited in cash in an account designated by the Agent and held as collateral for application to the payment of any Obligations. At such time when such event or such event of default shall have been cured or waived (and provided no other default has occurred and is continuing and the Loans have not been accelerated pursuant to paragraph 7), the Agent shall return to the Borrower all amounts then on deposit with the Agent pursuant to this subdivision 2(E)(5), net of any amounts applied to the payment of any Obligations.

                  (6) Nature of Reimbursement Obligations. The Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                           (a) the form, validity, sufficiency, accuracy,
                  genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (b) the form, validity, sufficiency, accuracy,
                  genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                           (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier, telex or otherwise; or

                           (e) any loss or delay in the transmission or
                  otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Bank hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by an Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Borrower and each such Bank, and shall not put such Issuer under any resulting liability to the Borrower or any such Bank, as the case may be.

         (F) Pro Rata Treatment. Each Credit Extension hereunder, each reduction of the Commitment (except as provided in subdivision 1(D)(3)), each election of the Base Rate or the Eurodollar Rate (except as otherwise provided in subparagraph 2(H)), each payment or prepayment of principal or interest (except as provided in subparagraph 2(G) below) on the Notes, each payment obligation with respect to the Letter of Credit Outstandings and each payment of the fees set forth in subparagraph 2(D) shall be made or applied among the Banks pro rata in accordance with their respective Percentage, provided that, if the proportion of the aggregate principal amount of the outstanding Notes held by the Banks shall vary from such original or revised Percentages, then each payment or prepayment of principal or interest on the Notes and payments on the Letters of Credit shall be made or applied among the Banks pro rata in accordance with the outstanding principal amount of the Notes.

         (G)  Reserve Requirements; Change in Circumstances.

                  (1) It is understood that the cost to the Banks of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, reserve requirements under Regulation D of such Board of Governors ("Regulation D") at the ratios provided for in Regulation D from time to time. The Borrower agrees to pay to each Bank from time to time, as provided in subdivision (G)(3) below, such amounts as shall be necessary to compensate such Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such reserve requirements, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the hypothetical assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements. It is agreed that for purposes of this subdivision (G)(1) the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to any Bank from time to time under Regulation D.

                  (2) In the event that after the date hereof any change in conditions or in applicable law or regulations or in the interpretation or administration thereof (including, without limitation, any request, guideline or policy not having the force of law) by any authority charged with the administration or interpretation thereof shall occur which shall:

                           (a) subject any Bank to any tax with respect to any
                  Loan at the Eurodollar Rate (other than any tax on the overall net income of such Bank imposed by the United States of America or by the jurisdiction in which such Bank has its principal office or any political subdivision or taxing authority therein); or

                           (b) change the basis of taxation of any payment to
                  any Bank of principal of or interest on or other fees and amounts payable on any Loan at the Eurodollar Rate; or

                           (c) impose, modify or deem applicable any reserve,
                  deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of any Bank; or

                           (d) impose upon any Bank or the interbank eurodollar
                  market any other condition with respect to Loans at the Eurodollar Rate or this Agreement; and the result of any of the foregoing shall be to increase the actual cost to such Bank of making or maintaining any Loan at the Eurodollar Rate or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by such Bank, or to require such Bank to make any payment in connection with any Loan at the Eurodollar Rate, in each case by or in an amount which such Bank in its sole judgment shall deem material, then and in each such case the Borrower shall pay to such Bank, as provided in subdivision (G)(3) below, such amounts as shall be necessary to compensate such Bank for such cost, reduction or payment.

                  (3) Each Bank shall deliver to the Borrower from time to time one or more certificates setting forth the amounts due to such Bank under subdivisions 2 (G)(1) and 2(G)(2) and the changes as a result of which such amounts are due. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to each Bank the amounts shown as due on any such certificate within ten days after its receipt of the same. No failure on the part of any Bank to demand compensation under subdivision 2(G)(1) on any one occasion shall constitute a waiver of its right to demand such compensation on any other occasion; provided that any demand for compensation pursuant to this subparagraph 2(G) relating to any Interest Period for a Loan at the Eurodollar Rate shall be made not later than the expiration of one year after the last day of such Interest Period. The protection of this subparagraph 2(G) shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Bank for compensation hereunder.

                  (4) Notwithstanding any other provision of this Agreement, the Borrower shall not have any liability under this subparagraph 2(G) as a result of any change in a Bank's lending office, or an assignment or participation of a Bank's rights or obligations under this Agreement if such change, assignment or participation would, but for the application of this sentence, impose any liability on the Borrower under this subparagraph 2(G) by reason of legal, regulatory or other requirements in effect or pending at the time of such change, assignment or participation.

                  (5) In the event that any Bank shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, affecting the banking industry generally, or any change therein or in the interpretation or application thereof or compliance by any Bank with any request or directive affecting the banking industry generally regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on such Bank's capital as a consequence of its obligations hereunder (including the Commitment of, and Credit Extensions made by, such Bank) to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Borrower (with a copy to the Agent) of a written notice of such reduction and as soon as practicable thereafter, supporting documentation with respect thereto, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction, provided that the Borrower shall not be required to make any such payments with respect to any periods prior to receipt of written notice of such reduction and provided further that no such payment shall be due until the Borrower has received supporting documentation with respect thereto which supporting documentation shall be deemed to be conclusive absent manifest error. Notwithstanding the foregoing, to the extent that the adoption of any such industry-wide law, rule, regulation, request or directive regarding capital adequacy is reflected in the rate of interest paid by the Borrower on any Loan, the Borrower shall not be obligated to make any such compensatory payments to the Bank.

         (H) Change in Legality. Notwithstanding any other provision herein, in the event that any change after the date hereof in applicable law or regulation or the interpretation thereof by any governmental authority charged with the administration or interpretation thereof, shall at any time make it unlawful for any Bank to make or maintain a Loan as to which the Borrower has elected the Eurodollar Rate, then upon the happening of such event, such Bank may, by written notice to the Borrower,

                  (1) declare that Loans bearing the Eurodollar Rate shall not thereafter be made by such Bank hereunder, whereupon the Borrower shall be prohibited from requesting the Eurodollar Rate from such Bank hereunder, unless such declaration is subsequently withdrawn, and

                  (2) require that, at the end of the then current Interest Period (or earlier if required by law), the outstanding balance of such Loan be converted to a Loan which shall bear interest at the Base Rate.

         (I) Reimbursement of Banks. The Borrower shall reimburse each Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment, acceleration or conversion of any Loan for which the Eurodollar Rate has been elected under any other provision of this Agreement or otherwise if such Loan is prepaid or converted other than on the last day of an Interest Period for such Loan. Such loss shall be the difference as reasonably determined (which determination shall be conclusive and binding on the Borrower absent manifest error) by such Bank between its cost of obtaining the funds for the Loan being prepaid or converted (based upon the Eurodollar Rate applicable thereto) and any lesser amount that would be realized by such Bank in reemploying the funds received in prepayment (or realized from the Loan so converted) during the period from the date of prepayment, acceleration or conversion to the end of the Interest Period of the Loan being prepaid or converted at the Eurodollar Rate that would apply to an Interest Period of such duration. These covenants shall survive the termination of this Agreement and payment of the outstanding Notes.

         (J) Indemnity. Without duplication of indemnity payments made pursuant to other provisions of this Agreement, the Borrower will indemnify each Bank against any actual loss or expense which such Bank may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any such loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof. Each Bank shall provide to the Borrower a statement, signed by an officer of such Bank and supported where applicable by documentary evidence, explaining the amount of any such actual loss or expense, which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto. These covenants shall survive the termination of this Agreement and payment of the outstanding Notes.

         (K) Payments. All payments by the Borrower hereunder and under the Notes shall be made in U.S. dollars in immediately available funds at the office of the Agent by 12:00 noon, New York time, on the date on which such payment shall be due. Should the principal of, or any installment of the principal of, or interest on, any of the Notes or any commitment fee payable hereunder become due and payable on other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, in the case of principal or installment of principal, interest shall be payable thereon at the rate herein specified during any such extension; provided that with respect only to any such payment of principal of or interest on any such Note evidencing a Loan for which the Eurodollar Rate has been elected, if such next succeeding Business Day would fall in the next calendar month, the due date of such payment shall be shortened to the next preceding Business Day.

         (L) Use of Proceeds. The Borrower will (1) use the net proceeds of the Loans for working capital and general corporate purposes (excluding any acquisition of an Acquired Company), and (2) use the Letters of Credit for working capital and general corporate purposes (excluding any acquisition of an Acquired Company).

         (M)  Taxes.

                  (1) Each Bank shall timely provide the Borrower with all forms, certificates and other documents necessary for the Borrower to conclude that payments relating to the loans and other amounts due hereunder are not subject to, or are subject to a reduced rate of, withholding under Sections 1441 and 1442 of the Code (or under any successors to such sections).

                  (2) In the event the Borrower withholds taxes of any Bank pursuant to Section 1441 or 1442 of the Code (or any successor sections), the Agent shall make payments to such Bank net of such withholding, in accordance with the instructions furnished to the Agent by the Borrower.

                  (3) The Agent shall act as United States withholding agent for all purposes of the Code and the regulations thereunder with respect to all amounts payable under this Agreement.

                  (4) In the event any Bank makes an assignment of its interest in the loans or commitments or changes its lending installation with respect to the loans or commitments, such Bank shall promptly inform the Borrower that such assignment or change has occurred and shall promptly provide the Borrower with such details of the assignment or change as the Borrower may reasonably request in order to comply with its tax reporting requirements, if any.

         (N) Security. All the Obligations, whether now or hereafter existing, are secured by certain assets of the Borrower pursuant to and in accordance with the terms of the Pledge Agreement and the Security Agreement.

                       3. REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks as follows:

         (A) Organization and Good Standing. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing, under the laws of the state of its incorporation, and has the corporate power to own its properties and to carry on its business as now being conducted. As of the Effective Date the Borrower has no Subsidiaries other than those identified in Attachment 1 to the Pledge Agreement.

         (B) Corporate Authority. The Borrower has full power and authority to enter into this Agreement and the other Loan Documents, to request the Credit Extensions hereunder, to execute and deliver the Notes and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders is required as a condition to the validity of this Agreement, the Notes or any of the other Loan Documents.

         (C) Binding Agreement. This Agreement constitutes, and the Notes and each other Loan Document when executed and delivered pursuant hereto for value received will constitute, the valid and legally binding obligations of the Borrower enforceable in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies or the application of equitable principles.

         (D) No Conflicting Agreements. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents and the making of the Credit Extensions hereunder will not violate, conflict with, constitute a default under, or result in the creation of any lien or security interest on any property or assets of the Borrower or any Restricted Subsidiary pursuant to the provisions of any charter, by-law or preference stock provision of the Borrower or any of its Restricted Subsidiaries or any provision of any existing mortgage, indenture, contract or agreement binding on the Borrower or any of its Restricted Subsidiaries, or affecting their respective properties other than any such mortgage, indenture, contract or other agreement which is not material to the Borrower and any of its Restricted Securities, taken as a whole.

         (E) Litigation. There are no suits or administrative or other proceedings or investigations pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or its Restricted Subsidiaries, if any, (1) with respect to this Agreement, the Notes or the other Loan Documents or the transactions contemplated hereby or thereby or (2) which could reasonably be expected to have a material adverse effect on the financial condition of the Borrower and its Restricted

Subsidiaries, if any, taken as a whole. Borrower has disclosed the existence of the Keene Corporation Litigation to Agent and the Banks as described in the Opinion of Counsel required by (d) of subdivision 4(A)(2).

         (F) Tax Returns and Payments. All tax returns and reports of the Borrower and its Restricted Subsidiaries, if any, required by law to be filed with the government of the United States and the government of any state or any foreign jurisdiction, or with any taxing authority thereof or therein, in which the Borrower or any of its Restricted Subsidiaries is or is required to be licensed or qualified to do business have been duly filed; and all taxes, assessments, fees and other governmental charges (other than those presently payable without penalty and those currently being contested in good faith and for which a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made) shown on such returns or levied or imposed upon or in respect of the interests, assets, operations or income of the Borrower or any of its Restricted Subsidiaries have been paid, other than the filing of such tax returns or reports the failure of which to file, and the payment of such taxes, assessments, fees and other governmental charges, the non-payment of which would not, either in any case or in the aggregate, have a material adverse effect on the financial condition of the Borrower and its Restricted Subsidiaries, if any, taken as a whole.

         (G) Financial Statements. The Borrower has furnished the Banks with a consolidated balance sheet of the Borrower as of December 31, 1994 and statements of income, cash flow and changes in stockholders' equity for the period then ended, accompanied by the report thereon of the Borrower's independent public accountants. The Borrower has also furnished the Banks with a balance sheet of the Borrower as of June 30, 1995 and statements of income, cash flow and changes in stockholders equity for the period then ended (in each case without notes but certified as true and correct by an officer of the Borrower). Such financial statements, including the related schedules and notes thereto, if any, have been prepared in accordance with generally accepted accounting principles and present fairly the financial position of the Borrower and the results of its operations as of the dates and for the periods stated therein (subject to year-end footnotes and audit adjustments). Since December 31, 1994, there has been no change in the financial condition or the operations of the Borrower and its Restricted Subsidiaries, if any, other than changes which have not been, either in any case or in the aggregate, materially adverse to the financial condition of the Borrower and its Restricted Subsidiaries taken as a whole. Neither the Borrower nor any of its consolidated subsidiaries had, at the date of the most recent balance sheet referred to above, any material contingent obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitments, which is material to the financial condition of the Borrower and its consolidated subsidiaries taken as a whole and is not reflected in the foregoing statements or in the notes thereto.

         (H) Compliance with Government Regulations. Except for actions taken or filings made as described in Section 3.1.5 of the Security Agreement and Section
3.1.2 of the Pledge Agreement, no action of, or filing with, any governmental or public body is required on the part of the Borrower as a condition to the valid execution, delivery or performance of this Agreement, the Notes or the other Loan Documents and the making of the Credit Extensions hereunder. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents do not violate any provision of any Federal, state or municipal law, rule or regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), or any judgment, order or decree binding on the Borrower.

         (I) Employee Benefit Plans. Based upon ERISA and the regulations and published interpretations thereunder, the Borrower and its Subsidiaries, if any, are, to the best of the Borrower's knowledge, in compliance or in the process of complying in all material respects with the applicable provisions of ERISA, subject to the provisions of Section 401(b) of the Internal Revenue Code. No Reportable Event has occurred with respect to any Plan or any Multiemployer Plan.

         (J) Ownership of Property; Liens. Each of the Borrower and its Restricted Subsidiaries has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, in each case to the extent such property is material to the business and financial condition of the Borrower and its subsidiaries taken as a whole, and none of such property is subject to any material Lien, except as permitted in subparagraph 6(B).

                             4. CONDITIONS PRECEDENT

         (A) Effectiveness. Notwithstanding any other provisions of this Agreement, this Agreement shall not become effective until the date on which each of the following conditions set forth in this subparagraph 4(A) has been satisfied.

                  (1) Execution in Counterparts. The Agent shall have received counterparts of the Amended and Restated Loan Agreement duly executed by the parties thereto.

                  (2)  Resolutions etc.  The Agent shall have received

                           (a) from the Borrower a certificate, dated the
                  Effective Date, of its Secretary as to:

                                            (i) resolutions of its Board of
                           Directors, then in full force and effect, authorizing the execution, delivery and performance of this Amended and Restated Loan Agreement, the Security Agreement, the Pledge Agreement and the Letter of Credit Agreement, and

                                            (ii) the incumbency and signatures
                           of those of its officers authorized to act with respect to this Amended and Restated Loan Agreement, the Security Agreement, the Pledge Agreement and the Letter of Credit Agreement,

                  upon which certificate the Agent and each Bank may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate; and

                           (b) such other documents (certified if requested) as
                  the Agent or the Required Banks may reasonably request with respect to the transactions contemplated hereby.

                  (3) Compliance Certificate. The Agent shall have received for each Bank a certificate executed by the President, any Vice President or the Treasurer of the Borrower, dated the Effective Date, to the effect that the Borrower is then in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it; there shall exist no event of default as designated in paragraph 7 and no event which, with the giving of notice or the lapse of time or both, would constitute such an event of default; and the representations and warranties contained in paragraph 3 hereof, Article III of the Security Agreement, Article III of the Pledge Agreement and Section 9 of the Letter of Credit Agreement shall be true with the same effect as though such representations and warranties had been made on the Effective Date.

                  (4) Opinions of Counsel. The Agent and each of the Banks shall have received (a) a favorable written opinion of Friedman Siegelbaum (or other counsel satisfactory to the Agent), dated the Effective Date and satisfactory in form and substance to the Agent and its counsel, as to the matters referred to in subparagraphs 3(A) (as to the Borrower),
         (B), (C) and (H) (as to matters of New York and Federal law only), the creation and perfection of the security interests created pursuant to the Pledge Agreement and the Security Agreement and the priority of the security interests in the Pledged Shares created pursuant to and as defined in the Pledge Agreement; (b) a favorable written opinion of counsel satisfactory to the Agent, dated the Effective Date and satisfactory in form and substance to the Agent and its counsel, as to the matters referred to in subparagraph 3(A) (as to each Restricted Subsidiary); (c) a favorable written opinion of Richard Bindelglass, Esq., General Counsel of the Borrower, dated the Effective Date and satisfactory in form and substance to the Agent and its counsel, as to the matters referred to in (i) subparagraph 3(D) (to the extent of his knowledge after due investigation in the case of mortgages, indentures, contracts and agreements referred to therein) and (ii) subparagraph 3(E) (other than the Keene Corporation Litigation); and (d) a favorable written opinion of McCarter & English, in the case of those matters referred to in subparagraph 3(E) as it relates to the Keene Corporation Litigation.

                  (5) Notes. Each Bank shall have received an executed Note relating to its Loans hereunder.

                  (6) Pledge Agreement. The Agent shall have received executed counterparts of the Pledge Agreement, dated as of the date hereof, duly executed and delivered by the Borrower, together with the certificates, evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank.

                  (7) Security Agreement. The Agent shall have received executed counterparts of the Security Agreement, dated as of the date hereof, duly executed by the Borrower, together with

                           (a) acknowledgment copies of properly filed Uniform
                  Commercial Code financing statements (Forms UCC-1, 2, or 3 as appropriate), dated a date reasonably near to the Effective Date, or such other evidence of filing as may be acceptable to the Agent, naming the Borrower as the debtor and the Collateral Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect or continue the perfection of the security interest of the Collateral Agent pursuant to the Security Agreement;

                           (b) executed copies of proper Uniform Commercial Code
                  Form UCC-3 termination statements as may be necessary to release all liens, security interests and other rights of any Person in any collateral described in the Security Agreement previously granted to any Person, together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agent may reasonably request; and

                           (c) certified copies of Uniform Commercial Code
                  Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agent, dated a date reasonably near to the Effective Date (or such later date as to which the Agent may otherwise consent in writing), listing all effective financing statements which name the Borrower (under its present name and any previous names) as the debtor and which are filed in the jurisdictions in which filings were made pursuant to subdivision (a) above, together with copies of such financing statements (none of which (other than those described in subdivision (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in subdivision (a) and those for which UCC-3 termination statements described in subdivision (b) have been obtained) shall cover any collateral described in the Security Agreement).

                  (8) Letter of Credit Agreement. The Borrower and BAI shall have entered into the Letter of Credit Agreement and such agreement shall be in form and substance satisfactory to BAI.

                  (9) Payment of Fees. The Borrower shall have paid, in immediately available funds, all fees required to be paid hereunder and under the Commitment and Fee Letters and the Information Package dated October 16, 1995 addressed to each Bank as part of the confidential information package, including Attorney's Costs.

                  (10) Payment under Existing Credit Agreement. All obligations under the Existing Credit Agreement shall have been paid in full.

         (B) All Credit Extensions. Notwithstanding any other provisions of this Agreement, the obligation of each Bank and each Issuer to make any Credit Extensions (including the initial Credit Extension in the case of subdivision
(1) below) shall be subject to the following conditions:

                  (1) Notice. The Borrower shall give the applicable notice described in subdivision 2(B)(1)(a) or 2(E)(1) hereof, as the case may be, to the Agent and to the Banks as may be required by said subdivisions. With respect to Loans as to which the Borrower has elected the Base Rate, the Agent shall notify each Bank of the principal amount of its Loan.

                  (2) Compliance Certificate. At the time of each Credit Extension (other than in connection with a change of the rate of interest of a Loan (including a change in the applicable rate of interest as between the Base Rate and the Eurodollar Rate) without an increase in the outstanding principal amount of the Loans hereunder) the Borrower shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it; there shall exist no event of default as designated in paragraph 7 and no event which, with the giving of notice or the lapse of time or both, would constitute such an event of default; the representations and warranties contained in paragraph 3 hereof, Article III of the Security Agreement and Article III of the Pledge Agreement shall be true with the same effect as though such representations and warranties had been made at the time of the making of such Credit Extension (except for such changes thereto as are expressly contemplated by the terms of the Security Agreement or the Pledge Agreement); and the Agent shall have received (except in the case of the initial Credit Extension) a certificate substantially in the form of Exhibit D, dated the date of the making of such Credit Extension and signed by the President, a Vice President or the Treasurer of the Borrower.

         (C) Legal Matters Satisfactory to Counsel. All legal matters incident to each Credit Extension (including the initial Credit Extension) and the issuance of each Note and Letter of Credit shall be satisfactory to counsel for the Agent.

                            5. AFFIRMATIVE COVENANTS.

         So long as any Commitment shall remain available hereunder or any monetary Obligations have not been paid in full:

         (A) Payment of Principal and Interest on the Notes, Letter of Credit Outstandings and Fees Hereunder. The Borrower will pay or cause to be paid the principal of and interest on the Notes, Letter of Credit Outstandings and the fees and all other amounts due under this Agreement, in each case as the same becomes due and payable.

         (B) Maintenance of Office. The Borrower will maintain an office or agency in Secaucus, New Jersey (or such other place in the United States of America as the Borrower may designate in writing to the Agent), where notices, presentations and demands to or upon the Borrower may be given or made.

         (C) Books and Accounts. The Borrower will keep, and cause each of its Restricted Subsidiaries to keep, proper books of record and account in which proper entries will be made of transactions in accordance with generally accepted accounting principles; and will provide each Bank with access at reasonable times to such books and accounts and to financial and other information prepared by the Borrower in the ordinary course of its business. In addition, the Borrower will permit each Bank to discuss the financial affairs of the Borrower with the officers and independent public accountants of the Borrower.

         (D) Financial Statements. The Borrower will furnish to each of the Banks (1) as soon as available but in no event later than 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, consolidated balance sheets of the Borrower and its Restricted Subsidiaries as of the close of such quarter, consolidated statements of income and a consolidated statement of changes in stockholders' equity of the Borrower and its Restricted Subsidiaries for such quarter (subject to year-end footnotes and adjustments) and a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such quarter, certified by the chief financial officer, or Treasurer of the Borrower and accompanied by a certificate of such officer stating whether any event has occurred which constitutes an event of default as designated in paragraph 7 or any event has occurred which, with the giving of notice or the lapse of time or both, would constitute such an event of default and, if there has been any such event of default or other event, stating the facts and the action which the Borrower has taken or plans to take with respect thereto, and demonstrating in reasonable detail compliance at the end of such quarter with the restrictions contained in subparagraphs 6(F) and 6(J) and subdivisions 6(E)(9) and 6(E)(10); (2) as soon as available but in no event later than 120 days after the close of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year, and consolidated statements of income, cash flow and changes in stockholders' equity of the

Borrower and its Restricted Subsidiaries for such fiscal year, audited by Arthur Andersen & Co. (or one of the following five firms of independent public accountants which has offices throughout the United States: Ernst & Young, Coopers & Lybrand, Deloitte & Touche, KPMG Peat Marwick or Price Waterhouse & Co.); (3) as soon as available but in no event later than 120 days after the close of each fiscal year of the Borrower, a report of the accounting firm which audited the financial statements of the Borrower for such fiscal year, stating whether anything in such accounting firm's examination revealed the occurrence of an event (insofar as such event pertains to accounting matters) which constitutes an event of default under paragraph 7 or of an event which, with the giving of notice or the lapse of time or both, would constitute such an event of default or other event, and, if there has been any such event of default or other event, stating the facts with respect thereto (it being understood that such accounting firm shall not be liable, directly or indirectly, for any failure to obtain knowledge of any such event unless such accounting firm should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards); (4) for purposes of calculating the Leverage Ratio Certificate, as soon as available, but in any event within 45 days after the close of any fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year and unaudited consolidated statements of income, for such fiscal year, certified by the chief financial officer, or Treasurer of the Borrower;
(5) together with the annual financial statements the Borrower furnishes pursuant to subdivision 5(D)(2), a certificate containing the information described in subdivision 5(D)(1) and also demonstrating in reasonable detail compliance at the end of such fiscal year with the restrictions contained in subparagraph 6(J); (6) all current, quarterly or annual reports filed by the Borrower with the SEC and all quarterly and annual reports to the Borrower's shareholders; and (7) such additional information, reports or statements as the Agent or any Bank may from time to time reasonably request.

         (E) Taxes. The Borrower will pay and discharge, and cause each of its Restricted Subsidiaries, if any, to pay and discharge, all taxes, assessments and governmental charges levied or imposed upon or in respect of the interests, income and properties of the Borrower and each such Restricted Subsidiary prior to the date on which penalties attach for the nonpayment thereof, except such taxes, assessments and governmental charges as are being contested in good faith and by appropriate proceedings by the Borrower or such Restricted Subsidiary and for which such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made and except such taxes, assessments and governmental charges the nonpayment of which would not, in any case or in the aggregate, have a material adverse effect on the financial condition of the Borrower and its Restricted Subsidiaries, if any, taken as a whole.

         (F) Insurance. The Borrower will maintain, and cause each of its Restricted Subsidiaries, if any, to maintain, insurance with responsible insurance companies, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, provided that the Borrower and its Restricted Subsidiaries, if any, may self-insure against such risks and in such amounts as they may reasonably deem appropriate in light of the availability and cost of insurance for such risks, their experience and such reserves, if any, as they may have established in respect thereof. The Borrower will, if reasonably possible, give the Agent, for the benefit of the Banks not less than 30 days' prior notice of any self-insurance not previously notified to the Banks or the Agent pursuant to this subparagraph 5(F). Upon the request of the Agent or any Bank, the Borrower will file with the Agent a detailed list of the insurance as then in effect maintained by the Borrower and its Restricted Subsidiaries, if any, stating the names of the insurance companies, the amounts and rates of the insurance, dates of the expiration thereof and the risks covered thereby and indicating any self-insurance by the Borrower and its Restricted Subsidiaries, if any. Within 30 days after notice in writing from the Agent, the Borrower shall obtain and cause its Restricted Subsidiaries, if any, to obtain such additional insurance as the Agent may reasonably request and which the Borrower or any such Restricted Subsidiary, as the case may be, may reasonably obtain.

         (G) Corporate Existence. Subject to the provisions of subparagraph 6(C), the Borrower will maintain, and cause each of its Restricted Subsidiaries, if any, to maintain, its corporate existence in good standing in the jurisdiction of its incorporation.

         (H) Notice of Default. The Borrower will promptly notify the Agent and each Bank in writing of the occurrence of any event of default as that term is designated in paragraph 7 or event which, after the giving of notice or the lapse of time or both, would constitute such an event of default, stating the facts and the actions which the Borrower plans to take with respect thereto.

         (I) Notice of Material Adverse Change. The Borrower will promptly give notice to the Agent and each Bank in writing of a material adverse change in the business, operations, property or financial or other condition of the Borrower and its Subsidiaries taken as a whole.

         (J) ERISA Reports. The Borrower will furnish to each of the Banks (1) as soon as possible, and in any event within 30 days after the Plan administrator of any Plan of the Borrower or any of its Subsidiaries knows or has reason to know that any Reportable Event with respect to such Plan has occurred, a statement of the chief financial officer, Controller or Treasurer of the Borrower setting forth details as to such Reportable Event and the action, if any, which is proposed to be taken with respect thereto, together with a copy of any notice of such Reportable Event given by the Borrower or any Subsidiary to the Pension Benefit Guaranty Corporation and (2) within 30 days after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the Pension Benefit Guaranty Corporation relating to the intention of such Corporation to terminate any Plan or to appoint a trustee to administer any Plan. The Borrower will promptly file with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation all annual and other reports required to be filed by it with respect to each Plan.

         (K) Regulation U. The Borrower will, at all times, comply with all applicable provisions of Regulation U of the Board of Governors of the Federal Reserve System.

         (L) Future Subsidiaries. Upon any Person becoming, after the Effective Date, a Subsidiary of the Borrower, or upon the Borrower acquiring additional capital stock of any existing Subsidiary having voting rights or contingent voting rights, the Borrower shall notify the Agent of such acquisition, and, unless otherwise agreed to between the Borrower and the Required Banks, the Borrower shall, pursuant to a pledge agreement substantially in the form of the Pledge Agreement, pledge to the Collateral Agent, for its benefit and that of the Banks and BAI (pursuant to the BAI Letters of Credit), all (or in the case of a Subsidiary that is a "controlled foreign corporation" within the meaning of
Section 957 of the Internal Revenue Code of 1986, as amended, or any successor provision, 65%) of the outstanding shares of such capital stock of such Subsidiary owned or held by the Borrower, along with undated stock powers for such certificates, executed in blank (or, if any such shares of capital stock are uncertificated, confirmation and evidence satisfactory to the Collateral Agent and the Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent, for its benefit and that of the Banks and BAI (pursuant to the BAI Letters of Credit), in accordance with Section 8-313 and Section 8-321 of the Uniform Commercial Code, as in effect in the State of New York, or any similar law which may be applicable), together with such opinions of legal counsel, in form and substance reasonably satisfactory to the Agent and the Banks, as the Agent may reasonably require.

                             6. NEGATIVE COVENANTS.

         So long as any Commitment shall remain available hereunder or any monetary Obligations have not been paid in full the Borrower agrees that, without the prior written consent of the Banks as provided in paragraph 10:

         (A) Borrowings. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur or assume any liability in respect of Funded Debt or Short-Term Borrowings except:

                  (1)  with respect to the Borrower:

                           (a)  the Notes and the Letters of Credit;

                           (b)  the BAI Letters of Credit;

                           (c) Funded Debt created, incurred or assumed (by
                  Guarantee or otherwise) in connection with any IRB Financing or secured by mortgages, liens or other security interest permitted by subparagraph 6(B); and

                           (d) other Subordinated Funded Debt approved in writing by the Required Banks.

                  (2)  with respect to any Restricted Subsidiaries:

                           (a)  Funded Debt

                                    (i) secured by any mortgage, pledge, lien,
                           security interest or other encumbrance of any kind
                           (1) to secure or provide for the payment or financing of any part of the purchase price of property acquired after the date hereof (other than through the acquisition of an Acquired Company) and granted at the time of or within 90 days after the acquisition of such property or existing on such property at the time of acquisition thereof, whether or not assumed, or (2) in property of any Acquired Company existing at the time of the acquisition thereof, provided that the aggregate principal amount of all such secured Funded Debt secured by any such property of an Acquired Company shall not exceed 15% of Stockholders' Equity; or

                                    (ii) created, incurred or assumed (by
                           Guarantee or otherwise) in connection with any IRB Financing; provided that, immediately after giving effect to the creation, incurrence or assumption thereof, the aggregate principal amount of all such Funded Debt shall not exceed 15% of Stockholders' Equity. Notwithstanding the foregoing provisions of subdivisions (i) and (ii), the sum of the aggregate principal amount of all Funded Debt secured by property of any Acquired Company existing at the time of the acquisition thereof plus the aggregate principal amount of all Funded Debt created, incurred or assumed (by Guarantee or otherwise) in connection with any IRB Financing immediately after giving effect thereto shall not exceed 25% of Stockholders' Equity.

                  (3)  with respect to the Borrower and any Restricted
         Subsidiary:

                           (a) unsecured Short-Term Borrowings of the Borrower
                  or its Restricted Subsidiaries incurred in the ordinary course of business, provided that (i) immediately after giving effect to the creation, incurrence or assumption thereof, the aggregate principal amount of such unsecured Short-Term Borrowings shall not exceed $10,000,000, and (ii) no such Short-Term Borrowings shall be outstanding on any day unless for a period of at least 30 consecutive days during the 12-month period immediately preceding such day either (1) there shall have been outstanding no such Short-Term Borrowings or (2) there shall have been available during such 30-day period an unused Commitment pursuant to this Agreement in an amount which at least equals such Short-Term Borrowings;

                  For the purpose of calculating the maximum amount set forth in
                  (3)(a)(i) above, the Short-Term Borrowings set forth in Exhibit E as items (i) and (ii) shall be excluded.

                           (b) Funded Debt and Short-Term Borrowings included on Exhibit E, and any renewals, extensions, draw-downs or refundings thereof; and

                           (c)  Funded Debt or Short-Term Borrowings
                  constituting

                                    (i) loans or advances by the Borrower to any
                           of its Restricted Subsidiaries or any Person which simultaneously therewith becomes an Acquired Company;

                                    (ii)  loans or advances by any Restricted
                           Subsidiary to the Borrower or to another Restricted Subsidiary of the Borrower; or

                                    (iii) Investments by the Borrower in any
                           Restricted Subsidiary of the Borrower or any Person which simultaneously therewith becomes an Acquired Company or by any Restricted Subsidiary of the Borrower in the Borrower or another Restricted Subsidiary of the Borrower or in any Person which simultaneously therewith becomes an Acquired Company.

                           (d) Indebtedness arising under Interest Rate
                  Protection Agreements entered into with any Bank.

         (B) Mortgages, etc. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any mortgage, pledge, lien, security interest or other encumbrance of any kind (including the charges upon property purchased under conditional sales or other title retention agreements) upon or in, any of its property or assets, whether now owned or hereafter acquired, except:

                  (1) liens securing payment of the Credit Extensions and the BAI Letters of Credit pursuant to the Pledge Agreement and the Security Agreement;

                  (2) liens for taxes or other governmental charges the payment of which is not at the time required by subparagraph 5(E);

                  (3) liens in connection with workers' compensation, unemployment insurance or other social security obligations;

                  (4) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business

                  (5) mechanics', workers', materialmen's, landlords', carriers', or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor;

                  (6) the mortgages, pledges and liens, security interests and other encumbrances included on Exhibit E, including any renewal, extension or refunding thereof, provided the Indebtedness relating to such renewal, extension or refunding shall not exceed 80% of the fair market value of the property covered thereby as determined by an independent appraiser of recognized standing reasonably acceptable to the Agent;

                  (7) any mortgage, pledge, lien, security interest or other encumbrance of any kind (a) to secure or provide for the payment or financing of any part of the purchase price of property acquired after the date hereof by the Borrower or any of its Restricted Subsidiaries (other than through the acquisition of an Acquired Company) and granted at the time of or within 90 days after the acquisition of such property or existing on such property at the time of acquisition thereof, whether or not assumed, or (b) secured by property of any Acquired Company existing at the time of the acquisition of such Acquired Company, or
         (c) created, incurred, assumed, established, renewed or suffered to exist in connection with any IRB Financing permitted by subparagraph 6(A); provided that:

                           (a) the principal amount of any Indebtedness referred
                  to in subdivision 6(B)(7)(a) shall not exceed 80% of the greater of (x) the cost of the newly acquired property or improvements covered thereby to the Borrower or any of its Restricted Subsidiaries acquiring the same or (y) the fair market value of such property or improvements, as determined by an independent appraiser of recognized standing reasonably acceptable to the Agent; and

                           (b) each such mortgage, pledge, lien, security
                  interest or other encumbrance shall be confined only to the property referred to in subdivision 6(B)(7)(a) or (b) or financed by the IRB Financing referred to in subdivision 6(B)(7)(c), as the case may be, and, if required by the terms of the instrument originally creating such mortgage, lien, security interest or other encumbrance, other property which is an improvement to, or which is acquired for specific use in connection with, or which is real property being improved by, such property;

                  (8) any mortgage, pledge, lien, security interest or other encumbrance of any kind on, or in, any "margin stock", as at the time defined in Regulation U of the Board of Governors of the Federal Reserve System;

                  (9) any mortgage, pledge, lien, security interest or other encumbrance of any kind in connection with import letters of credit incurred by the Borrower in the ordinary course of its business; and

                  (10) other mortgages, pledges, liens, security interests or other encumbrances of any kind upon or in any properties or assets of the Borrower if, immediately after giving effect thereto, the aggregate principal amount of all Indebtedness of the Borrower secured by all such mortgages, pledges, liens or other encumbrances or security interests does not exceed 5% of Stockholders' Equity.

         (C) Consolidation, Merger or Sale of Assets. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

                  (1) consolidate with or merge into any other Person, provided that the foregoing shall not prevent (a) consolidations or mergers of a Restricted Subsidiary of the Borrower with or into the Borrower or with or into another Restricted Subsidiary of the Borrower or with or into a Person which simultaneously therewith becomes a Restricted Subsidiary of the Borrower, or (b) consolidations or mergers in which the continuing or surviving corporation is the Borrower or a Restricted Subsidiary of the Borrower, or a Person which simultaneously therewith becomes a Restricted Subsidiary of the Borrower, or (c) the consolidation of the Borrower with or the merger of the Borrower into any other corporation if (i) the continuing or surviving corporation expressly assumes in writing the obligations of the Borrower under this Agreement and (ii) immediately after giving effect thereto, such corporation could incur at least $1 of additional Funded Debt under subdivision 6(A)(1) and no event of default under subparagraph 7(A) shall exist and no event which, after the giving of notice or the lapse of time or both, would constitute such an event of default shall exist; or

                  (2) sell or otherwise dispose of all or any part of the assets of the Borrower and its Restricted Subsidiaries other than (a) in the ordinary course of business, or (b) to the Borrower or another Restricted Subsidiary, so long as, after giving effect thereto, no event of default under subparagraph 7(A) shall exist and no event which, after the giving of notice or lapse of time or both, would constitute an event of default shall exist, or (c) the sale or other disposition of the assets of any of its Restricted Subsidiaries which is not a Significant Restricted Subsidiary of the Borrower, so long as, after giving effect thereto, no event of default under subparagraph 7(A) shall exist and no event which, after the giving of notice or lapse of time or both, would constitute an event of default shall exist, or (d) the sale or other disposition of any "margin stock", as at the time defined in Regulation U of the Board of Governors of the Federal Reserve System, or (e) the sale or other disposition of all or substantially all of the assets of the Borrower to any corporation into which the Borrower could be merged under subdivision 6(C)(l)(c), provided that each of the conditions of such subdivision shall have been fulfilled with the same effect as though such sale of assets were a merger of the Borrower into the acquiring corporation, or (f) any sale for cash in which such cash, when taken together with the cash proceeds of all other asset sales (other than asset sales otherwise permitted by this subdivision (2)) since the Effective Date, does not exceed $5,000,000.

         (D) Loans, Advances and Contingent Liabilities. The Borrower will not, and will not permit any of its Restricted Subsidiaries, if any, to make loans or advances to any other Person or give a Guarantee of, assume, endorse, or otherwise become contingently liable upon the obligation of any other Person, in excess in the aggregate in respect of all such loans, advances, Guarantees, assumptions, endorsements and contingent liabilities of 7% of Stockholders' Equity except:

                  (1) loans or advances by the Borrower to any of its Restricted Subsidiaries or to any Person which simultaneously therewith becomes an Acquired Company;

                  (2) loans or advances by any Restricted Subsidiary to the Borrower or to another Restricted Subsidiary of the Borrower;

                  (3) Guarantees by the Borrower or by any of its Restricted Subsidiaries of obligations or liabilities (other than for the payment of borrowed money) incurred in the ordinary course of business by the Borrower or of any of its Restricted Subsidiaries or by any Person which simultaneously therewith becomes an Acquired Company;

                  (4) assumptions by the Borrower or any of its Restricted Subsidiaries of obligations or liabilities of any Acquired
         Company in connection with the acquisition thereof;

                  (5) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (6) Guarantees in connection with IRB Financings permitted by subparagraph 6(A) or listed on Exhibit E;

                  (7) contingent liabilities arising in connection with the Letters of Credit or the BAI Letters of Credit; or

                  (8) other loans, advances, Guarantees, assumptions, endorsements and contingent liabilities, provided that, immediately after giving effect to the creation, incurrence or assumption thereof, the aggregate principal amount of such loans, advances, Guarantees, assumptions, endorsements and contingent liabilities shall not exceed $5,000,000.

         (E) Investments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to make, incur, assume, or suffer to exist any Investment in any other Person except:

                  (1) Investments in marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within one year from the date of acquisition thereof;

                  (2) Investments in marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and currently having at least an A Rating from either

         Standard & Poor's Corporation or Moody's Investors Service,
         Inc.;

                  (3) Investments in commercial paper currently having at least an A rating from either Standard & Poor's Corporation or Moody's Investors Service, Inc., maturing not more than 270 days from the date of the creation thereof and not directly or indirectly renewable or extendable at the option of the debtor by its terms or by the terms of any instrument or agreement relating thereto to a date more than 270 days from the date of creation thereof;

                  (4) Investments in certificates of deposit issued by any bank incorporated under the laws of the United States or any state thereof or the District of Columbia and having a combined capital and surplus of not less than $50,000,000;

                  (5) Investments in bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by a bank of the type described in subdivision 6(E)(4);

                  (6) Investments in obligations of the type described in subdivisions 6(E)(1) through 6(E)(4) purchased from a bank of the type described in subdivision 6(E)(4) pursuant to repurchase agreements obligating such bank to repurchase such obligations not later than 90 days after the purchase thereof;

                  (7) Investments by the Borrower in any Restricted Subsidiary of the Borrower or any Person which simultaneously therewith becomes an Acquired Company or by any Restricted Subsidiary of the Borrower in the Borrower or another Restricted Subsidiary of the Borrower or in any Person which simultaneously therewith becomes an Acquired Company;

                  (8) Investments in any Person pursuant to a plan for the acquisition of a majority of the Voting Stock of such Person, provided that either (a) the Borrower and its Restricted Subsidiaries shall acquire a majority of such Voting Stock issued and outstanding within nine months of the date of the first acquisition of any such Voting Stock under such plan, or (b) if such acquisition of a majority of Voting Stock shall not have been completed within nine months after the initial Investment in such Person all Investments in such Person theretofore acquired shall be treated as assets other than current assets for the purpose of this Agreement;

                  (9) Investments in settlement of Indebtedness created in the ordinary course of business owing to the Borrower or any of its Subsidiaries, provided that the amount of Indebtedness settled by the receipt of such Investments during any calendar year shall not exceed 1% of the consolidated revenues of the Borrower and its Restricted Subsidiaries during such year;

                  (10) Investments in any Person (other than Investments permitted by the preceding subdivisions of this subparagraph 6(E)), provided that the aggregate value of all such Investments on the books of the Borrower and its Restricted Subsidiaries immediately after giving effect to any such Investment in any such Person shall not exceed 7% of Stockholders' Equity; and

                  (11)     Restricted Investment.

         (F)  Payments on Stock; Restricted Investment.

                  (1) Except as provided hereinafter in this subparagraph 6(F), the Borrower will not make, and will not permit any of its Restricted Subsidiaries to make, any Payment on Stock or Restricted Investment, other than a Permitted Buyback, unless, immediately after giving effect to the proposed Payment on Stock or Restricted Investment, the sum of the aggregate amount of all Payments on Stock (other than Permitted Buybacks) subsequent to the Effective Date to and including the date of such proposed Payment on Stock or Restricted Investment, plus the aggregate amount of all Restricted Investments made by the Borrower or any Restricted Subsidiary during such period (but disregarding any Investment which was a Restricted Investment when made, but which on the date of determination could have been made pursuant to one of the subdivisions of subparagraph 6(E) other than subdivision 6(E)(10) and
         (11)), shall not exceed the sum of (a) $1,000,000, plus (b) 50% of Net Income subsequent to the Effective Date (taken as a single accounting period), plus (c) the net cash proceeds from the issuance or sale of equity securities of the Borrower subsequent to the Effective Date; provided, that, the cumulative Payment on Stock and Restricted Investment shall not in the aggregate exceed $10,000,000. Notwithstanding the foregoing, (x) no Payment on Stock (other than Permitted Buybacks) or Restricted Investment may be declared or made until on or after the first date on which, after giving effect thereto, Aggregate Senior Funded Debt would be equal to or less than 100% of Stockholders' Equity and (y) any dividend which could be paid in compliance with this paragraph 6(F) at the date of its declaration may continue to be paid notwithstanding any subsequent change, which change was unforeseen at the time of the declaration of such dividend.

                  (2) Notwithstanding the terms of the foregoing subdivision
         (1), the Borrower may purchase or otherwise acquire shares of its capital stock in an aggregate amount not to exceed $500,000 during the term of this Agreement for the purpose of awarding such stock to its employees, agents, representatives or other persons transacting business with the Borrower; provided, however, that any such Payments on Stock shall be included in determining whether the Borrower satisfies the requirements of the first sentence of subdivision (1).

                  (3) The Borrower may make Permitted Buybacks at any time.

         (G) Sale and Leaseback. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Borrower or such Restricted Subsidiary shall sell or transfer, directly or indirectly, all or any substantial part of its fixed assets in anticipation of the leaseback of such assets within one year provided, however, Sale and Leasebacks shall be permitted provided (i) the proceeds of any Sale and Leaseback shall be used to make a prepayment on the principal amount of Loans pursuant to subdivision 2(C)(1) and (ii) that the amount thereof be deemed a reduction in the Commitment, in the same amount as the prepayment, pursuant to subparagraph
(1)(D).

         (H) Obligations as Lessee. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any lease of real or personal properties or assets, unless after giving effect to payments under any such proposed lease, aggregate payments due in any one fiscal year under all such leases shall not exceed the greater of $10,000,000 or 10% of Stockholders' Equity. Leases covered by this subparagraph 6(H) shall be only those which are not capitalized under generally accepted accounting principles.

         (I) Negative Pledges, Restrictive Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing indebtedness which is both permitted to be incurred pursuant to subparagraph 6(A) and secured by mortgages, liens or other security interests permitted by subparagraph 6(B) or, with respect to subdivision (1) below, the agreements disclosed in Exhibit E) prohibiting:

                  (1) the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of the Borrower or any other Person to amend or otherwise modify this Agreement or any other Loan Document; or

                  (2) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

         (J)      Financial Covenants. Borrower will not:

                  (1) permit its Fixed Charge Coverage Ratio as determined for any Measurement Period to be less than the ratio set forth below for such date:

                  Fiscal Quarter Ending                       Ratio
                  ---------------------                       ----------

                  December 31, 1995                           1.75 : 1.0
                  March 31, 1996                              1.75 : 1.0
                  June 30, 1996                               1.75 : 1.0
                  September 30, 1996                          1.75 : 1.0
                  December 31, 1996                           1.75 : 1.0
                  March 31, 1997                              2.00 : 1.0
                  June 30, 1997                               2.00 : 1.0
                  September 30, 1997                          2.00 : 1.0
                  December 31, 1997                           2.00 : 1.0
                  March 31, 1998 and thereafter               2.25 : 1.0

                  (2) permit its Interest Coverage Ratio as determined for any Measurement Period to be less than the ratio set forth below for such date:

                  Fiscal Quarter Ending                       Ratio
                  ---------------------                       ----------

                  December 31, 1995                           2.00 : 1.0
                  March 31, 1996                              2.00 : 1.0
                  June 30, 1996                               2.00 : 1.0
                  September 30, 1996                          2.00 : 1.0
                  December 31, 1996                           2.00 : 1.0
                  March 31, 1997                              2.25 : 1.0
                  June 30, 1997                               2.25 : 1.0
                  September 30, 1997                          2.25 : 1.0
                  December 31, 1997                           2.25 : 1.0
                  March 31, 1998                              2.50 : 1.0
                  June 30, 1998                               2.50 : 1.0
                  September 30, 1998                          2.50 : 1.0
                  December 31, 1998                           2.50 : 1.0
                  March 31, 1999 and thereafter               3.00 : 1.0

                  (3) permit its Consolidated Leverage Ratio to be greater than .65 to 1.0.

                              7. EVENTS OF DEFAULT.

         (A) Nature of Events. If one or more of the following events of default shall occur:

                  (1) Default in Payment of Obligations. The Borrower shall fail to make payment of any part of the principal of or interest upon any Note, any Reimbursement Obligation or Letter of Credit or any deposit of cash for collateral purposes pursuant to subdivision 2(E)(3) or 2(E)(5), or any fees or other payments owing pursuant to paragraph 2 when due and payable, whether at stated maturity or by acceleration, or otherwise; or

                  (2) Incorrect Representation. Without limiting subparagraph 7(A)(10)(iii), any representation or warranty made by the Borrower herein or any statement or representation made in any certificate, report, or other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

                  (3) Default Under Certain Covenants. The Borrower shall fail to observe or perform any term, covenant or agreement contained in paragraph 6;

                  (4) Default Under Other Provisions. The Borrower shall fail to observe or perform any other term, covenant or agreement contained in this Agreement and such failure shall continue for 30 days after written notice thereof shall have been given to the Borrower by the Agent or any of the Banks; or

                  (5) Cross Default. Any Funded Debt or Short-Term Borrowings of the Borrower or any Restricted Subsidiary (other than the Notes) in excess of $400,000 becomes or is declared to be due and payable prior to the stated maturity thereof or the Borrower or any of its Restricted Subsidiaries defaults in the performance of or compliance with any term of any agreement evidencing or securing such Funded Debt or Short- Term Borrowings and the effect of such default would be to permit or shall have caused the acceleration of the payment of such Funded Debt or Short-Term Borrowings and such default shall continue for more than the period of grace, if any, specified in such agreement and shall not have been cured or waived by the holders of such Funded Debt or Short-Term Borrowings; or the Borrower shall fail to make payment, when due and payable, of any amounts owing under the BAI Letters of Credit; or any other event shall have occurred which shall constitute an Event of Default under Section 13 of the Letter of Credit Agreement; or

                  (6) Bankruptcy, etc. The Borrower or any Restricted Subsidiary shall (i) be generally not paying its debts as they become due, (ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction,
         (iii) make an assignment for the benefit of its creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property, (v) be adjudicated insolvent or be liquidated or (vi) take corporate action for the purpose of any of the foregoing, or (vii) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Borrower or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or (viii) if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Borrower or any Restricted Subsidiary, or (ix) if any petition for any such relief shall be filed against the Borrower or a Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

                  (7) Unpaid Judgment. A final judgment for the payment of money in excess of $400,000 shall be rendered against the Borrower or any of its Restricted Subsidiaries and within 60 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or within 30 days after the expiration of any such stay such judgment shall not have been discharged; or

                  (8) Material Reportable Events. A Reportable Event shall have occurred with respect to any Plan and shall be continuing for 30 days after the Agent shall have notified the Borrower in writing that the Required Banks have made a determination that, on the basis of such Reportable Event, (a) in the case of a Plan other than a Multi-employer Plan, there are reasonable grounds for the termination of such Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and the liabilities of the Borrower or any of its Restricted Subsidiaries arising as a result of such termination or appointment would decrease Stockholders' Equity by 10% or more, or (b) in the case of a Multi-employer Plan, there are reasonable grounds for the reorganization within the meaning of ERISA of such Multi-employer Plan and the liabilities of the Borrower and its Restricted Subsidiaries arising as a result of such reorganization would decrease Stockholders' Equity by 10% or more, unless the Borrower and its Restricted Subsidiaries have satisfied such liabilities or have made such reserves as are required by generally accepted accounting principles against such liabilities, and after giving effect to such satisfaction or reserves, the Borrower is not in violation of any covenant in paragraph 6 in which event such holders (or such Banks) shall not have the right to make such determination (which would otherwise give rise to an event of default); or there is a complete or partial withdrawal by the Borrower or any of its Subsidiaries from a Multi-employer Plan and the liabilities of the Borrower and its Restricted Subsidiaries arising as a result of such withdrawal decrease Stockholders' Equity by 10% or more; or

                  (9) Control of the Borrower. Any Change in Control shall occur; or

                  (10) Impairment of Security, etc. (i) Any security interest or lien granted pursuant to the Security Agreement or the Pledge Agreement shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower or other obligor party thereto; (ii) the Borrower or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability and, with respect to any such other Person, such contest shall have a reasonable likelihood of being material; or
         (iii) any representation or warranty made by the Borrower in Section
         3.1.5 of the Security Agreement or Section 3.1.2 of the Pledge Agreement shall prove to be incorrect when made in any respect;

then (i) upon the happening of any of the events of default specified in subdivision 7(A)(6) above (other than such an event of default described in clause (i) of subdivision 7(A)(6) or described in clause (vi) of subdivision 7(A)(6) by virtue of the reference in such clause (vi) to such clause (i)), then the Notes and all other Obligations hereunder shall automatically and immediately (without notice or other action by any Bank or the Agent) become due and payable and all Commitments to make Loans and issue Letters of Credit hereunder shall be terminated, and (ii) upon the happening of any other event of default specified above which shall be continuing, the Agent may, with the consent of the Required Banks, or shall, at the request of the Required Banks, by written notice to the Borrower, declare the Notes and all other Obligations hereunder to be due and payable, and all of the foregoing shall thereupon become and be immediately due and payable, and (in the event of any such declaration) the Agent shall terminate the Commitments. The Borrower expressly waives any presentment, demand, protest or other notice of any kind.

         (B) Banks' Rights of Set-off. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower, including, but not limited to, a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment in respect of any of its Credit Extensions as a result of which the unpaid portion of such Credit Extensions shall be proportionately less than the unpaid portion of the Credit Extensions of any other Bank (1) it shall simultaneously purchase at par from such other Bank a participation in the Credit Extensions of such other Bank, so that the aggregate unpaid principal amount of each Bank's Credit Extensions and its participation in the Credit Extensions of such other Bank shall be in the same proportion to the aggregate unpaid principal amount of all Credit Extensions then outstanding as the principal amount of its Credit Extensions prior to such exercise of banker's lien, set-off or counterclaim was to the principal amount of all Credit Extensions outstanding prior to such exercise of banker's lien, set-off or counterclaim and (2) such other adjustment shall be made from time to time as shall be equitable to ensure that each of the Banks share such payment pro rata.

                       8. THE AGENT AND COLLATERAL AGENT.

         (A) Authorization by Banks. Each Bank authorizes Bank of America National Trust and Savings Association to act as Agent and Collateral Agent on its behalf to the extent provided in this Agreement, the Pledge Agreement and the Security Agreement, as the case may be.

         (B) Duties of Agent and Collateral Agent.  The Agent shall:

                  (1) immediately after receiving notice from the Borrower of the amount of any Loan and the date upon which the same is to be made, notify each Bank of the amount of its Loan and arrange with each Bank to make Federal or other immediately available funds available at the office of the Agent as set forth on Exhibit G in the amount of such Loan on or before 12:00 noon, New York time, on the date of such Loan, and after receiving such funds, hold such funds hereunder;

                  (2) at the time of making each Credit Extension, review, with the advice of counsel, the documents required by paragraph 4 to be delivered in connection with such Credit Extension;

                  (3) pay to the Borrower the amounts received from the Banks if the Agent and its counsel determine that the conditions set forth in paragraph 4 have been satisfied, or promptly return to each Bank with interest the funds collected from such Bank if the Agent, with the advice of counsel, determines that such conditions have not been satisfied;

                  (4) promptly after the making of the Initial Loans, deliver to each Bank the Note evidencing its interest in such Loans;

                  (5) remit promptly to each Bank its share of each payment made by the Borrower under the Notes or hereunder;

                  (6) perform such duties with respect to the Letters of Credit in the manner, and at such times, as set forth in subparagraph 2(E);

                  (7) promptly consult with the Banks concerning (a) all requests from the Borrower for the consent or waiver under the provisions of this Agreement and the other Loan Documents as to any act or omission to act, and (b) concerning any event of default; and

                  (8) promptly give any notice or declaration hereunder to the Borrower, and promptly send a copy of such notice or declaration to each Bank. The Collateral Agent agrees to perform its duties under the Pledge Agreement and Security Agreement as set forth therein. The duties and responsibilities of the Agent and the Collateral Agent shall be limited to those expressly set forth in this Agreement, the Pledge Agreement and the Security Agreement, as the case may be, and the Agent and the Collateral Agent shall not be obliged to recognize any other agreement between any or all of the parties hereto or thereto even though reference to any such agreement may be made herein or therein and whether or not the Agent or the Collateral Agent has knowledge of any such agreement nor shall the Agent or the Collateral Agent be bound by any waiver, supplement or modification hereof or thereto without its consent which affects its duties hereunder or thereunder.

         (C)  Limitation of Liability.

                  (1) In the performance of its duties under this Agreement, the Pledge Agreement or the Security Agreement, as the case may be, the Agent and the Collateral Agent shall exercise the same care that it exercises in connection with the making and administration of loans for its own account, but it makes no representation or warranty in connection with, and it assumes no responsibility for, the solvency, financial condition or statements of the Borrower, or the sufficiency or accuracy of the form, execution, validity or genuineness of this Agreement, the Notes, each other Loan Document or any other document relating to the Credit Extensions, or of any endorsement thereon, or for any lack of endorsement thereof, or for any description therein if taken or omitted by it in good faith or in the exercise of its own best judgment. The Agent and the Collateral Agent shall not be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver this Agreement, the Notes, each other Loan Document, or any such other document. Each of the Banks represents and warrants to the Agent and the Collateral Agent that it has made its own independent judgment with respect to entering into this Agreement, the Notes and each other Loan Document and undertaking its obligations hereunder and thereunder without reliance on the Agent, the Collateral Agent or any other Bank, and will, independently and without reliance on the Agent, the Collateral Agent or any other Bank, continue to make its own credit decisions in taking or not taking action under this Agreement, the Notes and each other Loan Document.

                  (2) Neither the Agent, the Collateral Agent nor any of their directors, officers or employees shall be liable for any act taken or omitted under this Agreement, the Pledge Agreement or the Security Agreement, as the case may be, if taken or omitted by it in good faith or in the exercise of its own best judgment (except for its or such other person's own gross negligence or willful misconduct). The Agent and the Collateral Agent shall also be fully protected in relying upon any written notice, demand, certificate or document which the Agent or the Collateral Agent, as the case may be, in good faith believes to be genuine. The Agent and the Collateral Agent may consult with legal counsel of its own choice and shall be under no liability for any action taken or suffered in good faith by it in reliance upon the opinion of such counsel.

         (D) Expenses. The Banks agree that they will on demand reimburse the Agent and the Collateral Agent, in its capacity as such, for any and all costs, expenses and disbursements which may be incurred or made by it in connection with the Credit Extensions for which it is not reimbursed at any time by or on behalf of the Borrower. Any such costs, expenses and disbursements shall be charged to each Bank pro rata in accordance with its respective Percentage, provided that no Bank shall be liable for the payment of any portion of any costs, expenses or disbursements resulting solely from the Agent's or Collateral Agent's gross negligence or willful misconduct.

         (E) Resignation of Agent. The Agent or the Collateral Agent may, at any time resign by giving at least thirty (30) days' advance written notice thereof to the Borrower and each Bank by hand delivery or certified mail. Upon receipt or delivery of such notice, the Banks shall promptly appoint one of the Banks to serve as the successor Agent or the Collateral Agent, as the case may be, and, upon such Bank's acceptance of said appointment as provided in subparagraph 8(F), the resignation of the predecessor Agent or the Collateral Agent, as the case may be, shall become effective. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder. A pro-rated refund of any fees paid by Borrower to Agent pursuant to subdivision 2(D)(1) shall be paid to Borrower by the Agent upon the Agent's resignation.

         (F)  Acceptance of Appointment.

                  (1) Any successor Agent or Collateral Agent appointed as provided in subparagraph 8(E) shall execute, acknowledge and deliver to the Borrower and to its predecessor Agent or Collateral Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation of the predecessor Agent or Collateral Agent, as the case may be, shall become effective and such successor Agent or Collateral Agent, as the case may be, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, the Pledge Agreement or the Security Agreement, as the case may be, with like effect as if originally named as Agent or Collateral Agent, as the case may be, herein or therein; but, nevertheless, on the written request of the Borrower or of the successor Agent or Collateral Agent, as the case may be, upon payment of its charges then unpaid, the Agent or Collateral Agent, as the case may be, ceasing to act shall execute and deliver an instrument transferring to such successor Agent or Collateral Agent, as the case may be, all the rights and powers of the Agent or Collateral Agent, as the case may be, so ceasing to act. Upon request of any such successor Agent or Collateral Agent, as the case may be, the Borrower shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Agent or Collateral Agent, as the case may be, all such rights and powers.

                  (2) Upon acceptance of appointment by a successor Agent or Collateral Agent, as the case may be, the Borrower shall mail a notice of the succession of such Agent or Collateral Agent, as the case may be, to all of the Banks at their respective addresses as shown on the then register of Notes maintained by the Borrower. If the Borrower fails to mail such notice within ten (10) days after acceptance of appointment by the successor Agent or Collateral Agent, as the case may be, the successor Agent or Collateral Agent, as the case may be, shall cause such notice to be mailed at the expense of the Borrower.

                                 9. DEFINITIONS.

         For all purposes of this Agreement, the following terms have the meanings specified, unless the context otherwise requires:

                  "Acquired Company" shall mean (1) any Person 90% of the Voting Stock of which is acquired by the Borrower and one or more Restricted Subsidiaries and which is not irrevocably designated an Unrestricted Subsidiary in accordance with the provisions set forth in the definition of "Restricted Subsidiary", (2) any Person consolidated with or merged into, the Borrower or any of its Restricted Subsidiaries, or
         (3) any Person substantially all of the assets of which (or of a branch or division of which) are acquired by the Borrower or any of its Restricted Subsidiaries, provided that only the acquired branch or division shall be deemed an Acquired Company in the case of the acquisition of any branch or division.

                  "Adjustment Date" shall mean after the Initial Adjustment Date, each date which is 45 days after the end of a fiscal quarter of the Borrower.

                  "Agreement" shall mean this Amended and Restated Credit Agreement dated as of November 15, 1995 among the Borrower, the Banks, the Issuer and the Agent.

                  "Aggregate Funded Debt" shall mean as of any date of determination, the total of Aggregate Senior Funded Debt and Aggregate Subordinated Funded Debt as of such date.

                  "Aggregate Senior Funded Debt" shall mean as of any date of determination, the aggregate principal amount of Senior Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions, provided that Current Maturities shall not be included in Aggregate Senior Funded Debt.

                  "Aggregate Subordinated Funded Debt" shall mean as of any date of determination, the aggregate principal amount of Subordinated Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, determined in accordance with generally accepted accounting principles on a consolidated basis after eliminating all intercompany transactions, provided that Current Maturities shall not be included in Aggregate Subordinated Funded Debt.

                  "Applicable Margin" shall mean the applicable percentage per annum with respect to the Base Rate or Eurodollar Rate, as the case may be, to be added in accordance with subdivision 2(B)(4).

                  "Attorneys Costs" shall mean all fees and disbursements of any law firm or other external counsel and, without duplication, the allocated cost of internal legal services and all reasonable disbursements of internal counsel.

                  "BAI" shall mean Bank of America Illinois in its individual capacity.

                  "BAI Letters of Credit" shall mean, collectively, the letters of credit issued from time to time by BAI for the account of the Borrower pursuant to the Letter of Credit Agreement, such letters of credit to be in an aggregate principal amount not exceeding at any one time $15,000,000. Anything in this Agreement to the contrary notwithstanding, the Letters of Credit shall not include the BAI Letters of Credit.

                  "Base Rate" shall mean the sum of (a) the higher of (i) the rate of interest publicly announced from time to time by the Agent as its reference rate or (ii) the Federal Funds Rate plus 1/2% as in effect from time to time, and (b) the Applicable Margin. The Agent's reference rate is a rate set by the Agent based upon various factors including the Agent's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans; however, the Agent may price loans at, above or below such rate. Any change in such rate shall take effect on the day specified in the public announcement of such change.

                  "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the States of Illinois, New Jersey, New York, California, Michigan, Georgia, on which banks are open for business in New York City, Chicago, Los Angeles, San Francisco, Detroit and Atlanta, provided, however, that when used in connection with a Loan at the Eurodollar Rate, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Expenditures" shall mean, for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

                  "Capitalized Lease Obligations" shall mean all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                  "Change in Control" shall mean the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of Voting Stock of the Borrower.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Collateral Agent" shall mean Bank of America National Trust and Savings Association in its capacity as collateral agent under the Pledge Agreement and Security Agreement, and includes each other Person as shall have subsequently been appointed collateral agent pursuant to the terms thereof.

                  "Commitment" shall mean each Bank's commitment set forth on Exhibit A, as such commitment may be permanently reduced or terminated pursuant to subparagraph 1(D) hereof.

                  "Commitment and Fee Letters" shall mean the letters dated October 13, 1995 between the Borrower, BA Securities, Inc., the Agent and BAI.

                  "Consolidated Leverage Ratio" shall mean as at the end of any fiscal quarter of the Borrower, the ratio of:

                           (a)      Funded Debt

                           to

                           (b)      the sum of:

                                    (i)     Funded Debt

                           plus

                                    (ii)    Net Worth.

                  "Credit Extension" shall mean, as the context may require,

                           (a)  the making of a Loan by a Bank; or

                           (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing
                  Letter of Credit, by an Issuer.

                  "Current Maturities" shall mean, as of any date of determination, that portion of Senior Funded Debt or Subordinated Funded Debt outstanding on such date which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from such date (whether by way of sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable, at the option of the debtor under any agreement or firm commitment in effect on such date, to a date one year or more from such date.

                  "Disbursement" shall mean any payment made under a Letter of Credit by the Issuer thereof to the Beneficiary (or its assignee or transferee) of such Letter of Credit.

                  "Disbursement Date" shall mean the date designated for payment upon presentment of any Letter of Credit to the applicable Issuer.

                  "EBIT" shall mean, for any measurement period, the sum for such period of:

                           (a)      Net Income;

                           (b) Net Interest Expense to the extent deducted in
                  determining such Net Income; and

                           (c) all taxes on or measured by income to the extent deducted in determining such Net Income;

         provided, however, that for purposes of this definition, Net Income shall be computed without giving effect to extraordinary losses or extraordinary gains.

                  "EBITDA" shall mean, for any measurement period, the sum for such period of:

                           (a)      EBIT; and

                           (b) the aggregate amount of depreciation expense and amortization expense to the extent deducted in determining such Net Income.

                  "Effective Date" shall mean the date on which each of the conditions set forth in subparagraph 4(A) has been satisfied.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurodollar Rate" shall mean an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of 1%) equal to the sum of:

                           (a) the interest rate per annum at which deposits in
                  United States dollars in an amount approximately equal to the principal amount of the Loan for which the determination is being made and with a maturity equal to the applicable Interest Period are offered to the London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 am., London time, two (2) Business Days prior to the commencement of such Interest Period, plus

                           (b)  the Applicable Margin.

                  "Existing Banks" shall mean Bank of America Illinois; Chemical Bank; NBD Bank; The Toronto-Dominion Bank; Trust Company Bank; The Bank of Tokyo Trust Company; The Bank of New York; Bank of Scotland; Girocredit Bank; and Bank of America National Trust and Savings Association.

                  "Existing Credit Agreement" shall have the meaning set forth in the first recital.

                  "Excess Purchase Costs" shall mean, as of any date of determination, (1) the sum of the purchase prices paid for or attributed to the net assets of all Acquired Companies, minus (2) the sum of the amounts at which such net assets are reflected in the balance sheet of the Borrower as of such date, prepared in accordance with generally accepted accounting principles or in the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date, prepared in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany items, as the case may be.

                  "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)." If on any relevant day the appropriate rate for such previous day is not yet published in H.15(519), the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "Final Maturity Date" shall mean November 14, 2000.

                  "Fixed Charge Coverage Ratio" shall mean, as of the end of any Measurement Period, the ratio of:

                           (a)      the sum for such period of:

                                    (i)     EBITDA;

                                    plus

                                    (ii) the aggregate rent and lease payments
                           (other than payments in respect of Capitalized Lease Obligations) made by the Borrower and its Subsidiaries on a consolidated basis;

                                    minus

                                    (iii)   Capital Expenditures;

                           to

                           (b)      The sum for such period of:

                                    (i)     all interest expense, as such entry
                           appears on the Borrower's consolidated audited financial statement, in accordance with GAAP;

                                    plus

                                    (ii) the aggregate rent and lease payments
                           (other than payments in respect of Capitalized Lease Obligations) made by the Borrower and its Subsidiaries on a consolidated basis.

                  "Funded Debt" shall mean, as of any date of determination, (i) all Indebtedness in respect of borrowed money and (ii) all Indebtedness with respect to Interest Rate Protection Agreements. Notwithstanding the foregoing, in no case will Funded Debt include any amounts representing either deferred income taxes or lease or installment purchase obligations unless such lease or installment purchase obligations are required to be capitalized under generally accepted accounting principles.

                  "Guarantee" shall mean any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including, without limitation, any obligation of such other Person, direct or indirect, contingent or otherwise, (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (2) to purchase property, securities, or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (3) to maintain working capital, equity capital, or other financial statement condition of such other Person so as to enable such other

         Person to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (4) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect such owner against loss in respect thereof.

                  "Indebtedness" as applied to any Person shall mean, as of any date of determination, all indebtedness, obligations and liabilities which in accordance with generally accepted accounting principles would be included in the liability side of a balance sheet of such Person as at such date, including, without limitation (1) all amounts for guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations in respect of, or to purchase or otherwise acquire or become liable upon, indebtedness, obligations or liabilities of other Persons, (2) all lease or installment purchase obligations of such Person which are required to be capitalized under generally accepted accounting principles and (3) all net obligations with respect to Interest Rate Protection Agreements. A renewal or extension of any Indebtedness shall be deemed to be an incurrence of liability in respect of such Indebtedness as so renewed or extended.

                  "Initial Adjustment Date" shall mean February 14, 1996.

                  "Initial Loans" shall mean Loans evidenced by Notes signed and dated the Effective Date.

                  "Interest Coverage Ratio" shall mean, for any Measurement Period, the ratio of:

                           (a)      EBIT

                           to

                           (b)      Net Interest Expense.

                  "Interest Payment Date" shall mean (1) as to any Loan at the Eurodollar Rate, the last day of an Interest Period, provided that, in the case of any Loan at the Eurodollar Rate with an Interest Period in excess of three months, each day within such Interest Period which would be the last day of an Interest Period commencing on the same date but having a duration of three months or any integral multiple of three months shall also be an Interest Payment Date, and (2) as to any Loan at the Base Rate, the first day of July, October, January and April, commencing on January 1, 1996 or, if such day is not a Business Day, the next succeeding Business Day.

                  "Interest Period" shall mean, as to any Loan at the Eurodollar Rate, the period commencing on the date of such Loan and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter, as the Borrower may elect, and thereafter, each period commencing on the last day of the next preceding Interest Period for such Loan at the Eurodollar Rate and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is 1, 2, 3, 6 or 12 months thereafter, as the Borrower may elect, and provided that
         (a) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) no Interest Period with respect to a Loan shall end later than the Final Maturity Date.

                  "Interest Rate Protection Agreements" shall mean any interest rate swaps, caps, collars or similar arrangements entered into to hedge interest rate risk (and not for speculative purposes).

                  "Investments" shall mean to purchase or acquire the obligations or stock of, or any other interest in, any Person.

                  "IRB Financing" shall mean any industrial development or pollution control financing made pursuant to Section 103 of the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Issuer" shall mean Bank of America Illinois in its capacity as issuer of the Letters of Credit. At the request of the Borrower, another Bank acceptable to the Agent (which acceptance shall not be unreasonably withheld) shall issue one or more Letters of Credit hereunder.

                  "Keene Corporation Litigation" shall mean litigation regarding the purchase of certain assets from Keene Corporation at allegedly less than fair market value by a predecessor of the Borrower.

                  "Letter of Credit" shall mean one or more documentary or standby letters of credit issued by Issuer pursuant to the terms hereof (each a "Letter of Credit" and collectively the "Letters of Credit").

                  "Letter of Credit Agreement" shall mean the Amended and Restated Letter of Credit Agreement, substantially in the form of Exhibit J hereto, as further amended, supplemented, restated or otherwise modified from time to time.

                  "Letter of Credit Outstandings" shall mean, on any date, an amount equal to the sum (without duplication) of

                           (a) the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding plus

                           (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

                  "Level I" shall have the meaning specified in subdivision 2(B)(4).

                  "Level II" shall have the meaning specified in subdivision 2(B)(4).

                  "Level III" shall have the meaning specified in subdivision 2(B)(4).

                  "Level IV" shall have the meaning specified in subdivision 2(B)(4).

                  "Leverage Ratio Certificate" shall mean a certificate duly executed by the president, or authorized responsible officer, vice president or their designee, of the Borrower, substantially in the form of Exhibit C (with such changes thereto as may be agreed upon from time to time by the Agent and the Borrower), and including therein, among other things, calculations supporting the information contained therein.

                  "Loan" shall mean individually a loan, and collectively, the loans made to the Borrower under subdivision 1(A)(1) of this Agreement.

                  "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Letters of Credit, the Security Agreement, the Pledge Agreement, and all Interest Rate Protection Agreements between the Borrower and any Bank or affiliates of any Bank.

                  "Measurement Period" shall mean any period of four consecutive fiscal quarters of the Borrower and ending on the last day of a fiscal quarter of the Borrower taken as one accounting period.

                  "Multiemployer Plan" shall mean any multiemployer plan as defined in Section 3(37) of ERISA.

                  "Net Income" for any Measurement Period shall mean the aggregate, without duplication, of (1) the net income of the Borrower and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all intercompany transactions, and after eliminating portions of earnings properly attributable to minority interests, if any, in capital stock of Restricted Subsidiaries, and (2) the net income for the period in question of any Acquired Company acquired after the beginning of such period, provided that the net income specified in subdivision (2) of this definition shall be determined on the same basis specified in subdivision (1).

                  "Net Interest Expense" shall mean, for any Measurement
         Period:

                           (a) the aggregate amount of interest expense of the
                  Borrower and its Subsidiaries for such period, as determined on a consolidated basis in accordance with GAAP less

                           (b) the aggregate interest income of the Borrower and its Subsidiaries, as determined in accordance with GAAP.

                  "Net Worth" shall mean, at any time, all amounts which, in accordance with GAAP, would be included under shareholders' equity on a consolidated balance sheet of Borrower and its Subsidiaries (excluding foreign currency translation adjustments).

                  "Notes" shall mean the promissory notes of the Borrower evidencing the obligation of the Borrower to repay the Loans.

                  "Obligations" shall mean all obligations (monetary or otherwise) of the Borrower arising under or in connection with this Agreement, the Notes and each other Loan Document.

                  "Payments on Stock" shall mean the declaration or payment of dividends on capital stock of the Borrower, purchases, redemptions, retirements or other acquisitions of capital stock of the Borrower, or distributions to shareholders of the Borrower, excluding, however, any of the foregoing which are payable solely in capital stock of the Borrower.

                  "Percentage" shall mean, relative to any Bank, the percentage set forth opposite such Bank's name on Exhibit A hereto, as such percentage may be adjusted from time to time pursuant to subdivision 1(D)(3) or 11(H).

                  "Permitted Buyback" shall mean a repurchase or redemption of the Borrower's Common Stock which (a) is pursuant to a Stock Purchase Agreement, (b) occurs when no event of default under subparagraph 7(A) hereof (or event which, after the giving of notice or lapse of time or both, would constitute an event of default) has occurred and is continuing or would result therefrom and (c) would not, when aggregated with all

         Permitted Buybacks during the preceding twelve months, exceed
         $1,000,000.

                  "Person" shall mean any corporation, partnership, joint venture, government, association, natural person or other entity.

                  "Plan" shall mean an employee benefit plan or other plan maintained for employees of the Borrower or any of its Subsidiaries which is covered by Title IV of ERISA.

                  "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement executed and delivered from time to time pursuant to subdivision 4(A)(4), substantially in the form of Exhibit H hereto, as further amended, supplemented, amended and restated or otherwise modified from time to time.

                  "Reimbursement Obligation" shall mean the obligation of the Borrower under subdivision 2(E)(3) to reimburse the Issuer with respect to each Disbursement (including interest thereon).

                  "Reportable Event" shall have the meaning assigned to that term in section 4043(b) of ERISA, but shall include only those events as to which the Pension Benefit Guaranty Corporation has not waived by regulation the 30-day notice requirement.

                  "Required Banks" shall mean the holders of at least 65% in principal amount of the sum of (a) the unutilized portion under all then existing Commitments, (b) the then aggregate outstanding principal amount of all Loans and Letter of Credit Outstandings and (c) the aggregate principal amount of the letters of credit authorized to be issued pursuant to the Letter of Credit Agreement.

                  "Restricted Investment" shall mean Investments in any Person other than Investments covered by (1) through (10) of subparagraph 6(E), if the Borrower would be permitted to make such Investment pursuant to and within the limitations specified in subparagraph 6(F).

                  "Restricted Subsidiary" shall mean any Subsidiary of the Borrower at least 90% of the outstanding shares of Voting Stock of which are owned, directly or indirectly, by the Borrower or by one or more Restricted Subsidiaries of the Borrower or both, other than any such other Subsidiary of the Borrower which has been irrevocably designated as an Unrestricted Subsidiary by resolution of the Board of Directors of the Borrower (a certified copy of which shall promptly be delivered to the Agent), provided that no such designation shall be made unless (a) at the time of such designation such Subsidiary does not own any shares of Voting Stock or Indebtedness of any other Restricted Subsidiary of the Borrower which is not simultaneously being designated an Unrestricted Subsidiary of the Borrower or any shares of Voting Stock or Indebtedness of the Borrower, and (b) immediately after giving effect to such designation, no condition or event shall exist which constitutes an event of default under paragraph 7 or which after the giving of notice or the lapse of time or both would constitute such an event of default.

                  "Sale and Leaseback" shall mean any arrangement whereby the Borrower or any Restricted Subsidiary shall sell or transfer directly or indirectly, all or any substantial part of its fixed assets in anticipation of the leaseback of such assets within one year.

                  "Schedule of Loans and Payments of Principal" shall mean the grid set forth on page 3 of Exhibit B.

                  "Security Agreement" shall mean the Amended and Restated Security Agreement executed and delivered pursuant to subdivision 4(A)(5), substantially in the form of Exhibit I hereto, as further amended, supplemented, restated or otherwise modified from time to time.

                  "Senior Funded Debt" shall mean Funded Debt other than Subordinated Funded Debt.

                  "Short-Term Borrowings" shall mean all Indebtedness in respect of borrowed money maturing on demand or within one year from the date of the creation thereof and not directly or indirectly renewable or extendable, at the option of the debtor, by its terms or by the terms of any instrument or agreement relating thereto, to a date one year or more from the date of the creation thereof.

                  "Significant Restricted Subsidiary" shall mean any Restricted Subsidiary meeting any one of the following conditions: (1) the assets of such Restricted Subsidiary, or the investments in and advances to such Subsidiary by the Borrower and its other Restricted Subsidiaries, exceed 15% of the aggregate assets (excluding the assets of such Restricted Subsidiary) appearing on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries, or (2) the net sales and service revenues of such Restricted Subsidiary for the fiscal year of the Borrower most recently ended exceed 15% of the net sales and service revenues (excluding those of such Restricted Subsidiary) shown on the statement of consolidated net income for such fiscal year, or
         (3) such Subsidiary has one or more Subsidiaries and together therewith would, if considered in the aggregate, constitute a Significant Restricted Subsidiary within the terms of subdivisions (1) or (2) of this definition.

                  "Stated Amount" shall mean for any Letter of Credit on any day, the face amount of such Letter of Credit on such day.

                  "Stated Expiry Date" shall mean a date no later than the earlier of (a) the one year anniversary of the date of the issuance or extension of such Letter of Credit and (b) the Final Maturity Date.

                  "Stock Purchase Agreement" shall mean each of the Stock Purchase Agreements, dated as of June 17, 1988, between the Borrower and certain of its employees.

                  "Stockholders' Equity" shall mean, as of any date of determination, the aggregate of the preferred and common stock (but excluding treasury stock and capital stock subscribed and unissued) and retained earnings and paid-in capital (including the balance of the current profit and loss account not transferred to retained earnings) of the Borrower and its Restricted Subsidiaries as the same properly appears on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date prepared in accordance with generally accepted accounting principles on a consolidated basis, after eliminating all intercompany transactions less Excess Purchase Costs associated with acquisitions made after the date hereof.

                  "Subordinated Funded Debt" shall mean any unsecured Funded Debt which (a) is created under or evidenced by an instrument containing provisions for subordination of Funded Debt to the Notes substantially the same as those set forth in Exhibit F and (b) is otherwise in form and substance satisfactory to the Required Banks.

                  "Subsidiary" as applied to any Person (hereinafter called the parent) shall mean any other Person the majority of the Voting Stock or other ownership interests of which at the time is owned, directly or indirectly, by the parent or by one or more of its Subsidiaries or both.

                  "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower which is not at the time a Restricted Subsidiary of the Borrower.

                  "Voting Stock" shall mean, as to the shares of stock of a particular corporation, all shares of stock or corresponding securities of such corporation, at the time outstanding and having voting power for the election of directors or persons performing similar functions either at all times or so long as no senior class of securities has such voting power because of default in dividends or because of the existence of some other default, but shall not include any shares of stock or corresponding securities having voting power only upon the occurrence of some contingency.

                           10. AMENDMENTS AND WAIVERS.

         (A) No provision or term of this Agreement, any Note, any other Loan Document or the Letter of Credit Agreement may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement, the Notes, the other Loan Documents and the Letter of Credit Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of the Required Banks; provided that no such amendment or waiver shall, without the written consent of all of the Banks, (1) change the amount or time of any required payment or prepayment of any Note or any part thereof, or of interest thereon, (2) reduce any fees described in subparagraph 2(E), (3) increase the amount of the Commitments or change any Bank's participation in the Commitments, (4) change the definition of "Required Banks", (5) substitute, release, modify or exchange all or substantially all of the collateral (it being understood that no consent of the Banks is required in respect of any release of collateral in connection with any sale of assets pursuant to subparagraph 6(C)), (6) waive any of the conditions specified in subparagraph 4(A) or 4(B) or (7) modify the requirement in subparagraph 11(H) that the Borrower obtain the consent of all the Banks to assign or transfer any of its rights or obligations under this Agreement; provided, further, that no such amendment or waiver shall, without the written consent of the holders of at least 69.5% in principal amount of the sum of clauses (a), (b) and (c) of the definition of Required Banks substitute, release, modify or exchange less than substantially all of the collateral (it being understood that no consent of the Banks is required in respect of any release of collateral in connection with any sale of assets pursuant to subparagraph 6(C)).

         (B) No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Bank or the Agent of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, and nothing in this Agreement shall be deemed any waiver, restriction or prohibition of any Bank's right of banker's lien or set-off; but on the contrary, the Borrower specifically agrees that each Bank shall have such right and that the same shall be exercisable whether or not the Notes, Letter of Credit Outstandings and other Obligations hereunder be then technically due, past due or delinquent.

                               11. MISCELLANEOUS.

         (A) Costs and Expenses. The Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                  (1) pay or reimburse on demand for all reasonable costs and expenses incurred by the Agent, in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable Attorney Costs incurred by the Agent with respect thereto;

                  (2) pay or reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding) under this Agreement, any other Loan Documents, and any such other documents, including Attorney Costs or the cost of any consultants incurred by the Agent and any Bank; and

                  (3) pay or reimburse the Agent on demand for all appraisals (including the allocated cost of internal appraisal services), audits, environmental inspections and reviews (including the allocated cost of such internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Subparagraph 11(A).

         (B) Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower shall pay, indemnify, and hold harmless each Bank, the Issuer, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Document, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any insolvency proceeding) related to this Agreement or the Loan Documents or the Loans or the Letters of Credit, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person as the same is determined by a final judgment of a court of competent jurisdiction. The obligations in this Subparagraph (B) shall survive payment of all other Obligations.

         (C) Notices. Except as otherwise provided in this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by first-class mail, postage prepaid, addressed, (1) if to any Bank, at the address set forth on Exhibit G, to the attention of the officer designated on such Exhibit G, or at such other address, or to the attention of such other officer, as shall have been furnished to the Borrower in writing, (2) if to the Borrower, at 100 Lighting Way, Secaucus, New Jersey, to the attention of Treasurer, or at such other address, or to the attention of such other officer, as the Borrower shall have furnished to each Bank in writing.

         (D) Survival of Representations and Warranties. The representations and warranties of the Borrower made in Section 3 hereof shall survive the termination of this Agreement and the payment of the Credit Extensions and all other Obligations payable hereunder.

         (E) Construction. This Agreement, the Notes and the other Loan Documents shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and be construed in accordance with the laws of such State.

         (F) Jurisdiction. The Borrower irrevocably agrees that any legal action or proceeding against it arising out of or in connection with this Agreement, the Notes and the other Loan Documents or for recognition or enforcement of any judgment rendered in any such action or proceeding may be brought in any Federal or State Court sitting in the State and County of New York, and by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts and submits to the jurisdiction of each of the aforesaid courts in personam, generally and unconditionally with respect to any such action or proceedings for itself and in respect of its property, assets, and revenues. The Borrower hereby also irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have that such action or proceeding brought in such court has been brought in an inconvenient forum. The Borrower further irrevocably consents to service of process out of said courts by mailing a copy thereof, by registered or certified mail, postage prepaid, and irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of such service, in any legal action or proceeding brought in accordance herewith. The Borrower irrevocably waives, in any legal action or proceeding in any jurisdiction (whether for any injunction, specific performance, damages, or otherwise), any right or claim of immunity of any kind with respect to itself or its assets, including without limitation from attachment or execution of judgment, and the Borrower irrevocably agrees that it and its assets are and shall be subject to legal action or proceeding, attachment, or execution in respect to its obligations under this Agreement, the Notes and the other Loan Documents.

         (G) Headings. Headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         (H) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the Borrower, the Banks and the Agent, and their respective successors and permitted assigns, and no other Person shall acquire or have any right under or by virtue of this Agreement. The Borrower may not assign or transfer any of its rights or obligations hereunder without the consent of all the Banks and, subject to the other terms of this subparagraph 11(H), no bank may assign or transfer its rights hereunder without the consent of the Borrower, provided that any Bank, without the consent of the Borrower, the Agent or any other Bank, may grant participations to one or more banks or other entities in, or to all of, any Loan or Loans, any Note or any Letter of Credit, and to the extent of any such participation (unless otherwise stated therein) the participant shall not have any rights, benefits or obligations hereunder, any Note or any Letter of Credit other than, to the extent stated therein, the right to consent to any (a) changes in the scheduled payments on the Notes or Letters of Credit, (b) reductions in interest rates or fees, (c) changes in the collateral provided for hereunder or (d) changes in the definition of "Required Banks"; provided, however that notwithstanding any such grant of participation, the Agent and the Borrower shall, unless both the Agent and the Borrower agree otherwise, be entitled to deem and treat the original Banks parties hereto for all purposes of this Agreement, the Notes and the other Loan Documents as the owners of the Loans and participants in the Letter of Credit and all amounts payable hereunder shall be calculated as if such participation or participations had not been granted. Notwithstanding any of the other terms of this subparagraph 11(H), (i) any Bank may assign all (but not less than all) of its rights and obligations hereunder without the consent of the Borrower to a commercial banking institution organized under the laws of the United States (or State thereof) or a United States branch or agency of a commercial banking institution and having a combined capital and surplus of at least $500,000,000 and (ii) any Bank may pledge all or any part of its rights hereunder to a Federal Reserve Bank without the consent of the Borrower.

         (I) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         (J) Waiver of Jury Trial. THE AGENT, BANKS AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS



                                      63-A

OF THE AGENT, THE BANKS OR THE BORROWER. THE BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.



                                      63-B

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                                             THE GENLYTE GROUP INCORPORATED

                                             By: /s/ Neil Bardach
                                             Title: Vice President - CFO

                                             BANK OF AMERICA NATIONAL TRUST AND
                                             SAVINGS ASSOCIATION, AS AGENT

                                             By: /s/ Doris v.G. Bergum
                                             Title: Vice President

                                             BANK OF AMERICA ILLINOIS, AS A BANK
                                             AND ISSUER

                                             By: /s/ Steve A. Aronowitz
                                                     Title: Vice President

                                             THE BANK OF NEW YORK

                                             By: /s/ Walter C. Parelli
                                             Title: Assistant Vice President

                                             BANK OF SCOTLAND

                                             By: /s/ Catherine M. Oniffrey
                                             Title: Vice President

                                             THE BANK OF TOKYO TRUST COMPANY

                                             By: /s/ David J. Viggiano
                                             Title: Vice President

                                             CHEMICAL BANK

                                             By: /s/ Peter C. Eckstein
                                             Title: Vice President

                                             FIRST FIDELITY BANK, N.A.

                                             By: /s/ Robert H. Doherty
                                             Title: Vice President

                                             NBD BANK

                                             By: /s/ Jon P. Dady
                                             Title: Vice President

                                             NATWEST BANK N.A.

                                             By: /s/ George W.D. Barrow
                                             Title: Vice President

                                             SUN TRUST BANK, ATLANTA

                                             By: /s/ Allison L. Vella
                                             Title: Vice President

                                             UNITED JERSEY BANK

                                             By: /s/ Bruce A. Gray
                                             Title: Vice President

                                                                       EXHIBIT A

                                  List of Banks
                                  -------------

                                     Commitment                  Percentage
                                       Amount                      Share
                                     -----------                 ----------
Bank of America Illinois             $17,500,000                 14.5833333%

Sun Trust Bank, Atlanta              $14,000,000                 11.6666666%

The Bank of New York                 $13,000,000                 10.8333333%

Chemical Bank                        $13,000,000                 10.8333333%

NBD Bank                             $13,000,000                 10.8333333%

First Fidelity Bank, N.A.            $12,000,000                 10.0000000%

United Jersey Bank                   $12,000,000                 10.0000000%

Bank of Scotland                     $ 8,500,000                  7.0833333%

The Bank of Tokyo Trust Company      $ 8,500,000                  7.0833333%

NatWest Bank N.A.                    $ 8,500,000                  7.0833333%
                                    ------------------       ----------------
                                     $120,000,000                      100 %

                                                                       EXHIBIT B

                                  FORM OF NOTE
                                  ------------

                                                            Secaucus, New Jersey

[U.S.$                  ]                                      November __, 1995

     THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "Borrower"), for value received, hereby promises to pay to the order of [ ] (the "Bank") at the office of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent"), the lesser of the principal sum of [$ ] or the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Amended and Restated Credit Agreement, dated as of November 15, 1995 (the "Agreement"), among the Borrower, the Banks named therein and the Agent thereunder, such amount to be evidenced by endorsement thereof by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Note (subject to the proviso set forth below) and to be paid in immediately available funds on November 14, 2000 and as otherwise provided in the Agreement; and the Borrower hereby promises to pay interest on the unpaid principal amount of all Loans from time to time outstanding from the date hereof until stated maturity or earlier payment, in like funds, at such office, at a rate or rates per annum and at such times as are provided by the Agreement.

     Each Loan and each prepayment or payment made on account of the principal hereof shall be endorsed by the holder on the Schedule of Loans and Payments of Principal on the reverse side of this Note, provided, however, that the failure of the Bank or the Agent to set forth such principal payments, prepayments and other payments on such schedule shall not in any manner affect the obligation of the Borrower to repay the Loans made by the Bank in accordance with the terms of this Note. This Note may be prepaid in whole or in part at the option of the Borrower and is subject to mandatory prepayment in accordance with the provisions of the Agreement.

     This Note is one of the Notes referred to in, and the holder hereof and the Borrower are entitled to the benefits of, the Agreement. Upon occurrence of an event of default specified in the Agreement, the principal hereof and accrued interest hereon may be declared to be or may become forthwith due and payable as provided in the Agreement.

      This Note shall be deemed to be a contract made under the laws of the State of New York and shall be governed by and construed in accordance with the laws of such State.

                                    THE GENLYTE GROUP INCORPORATED

                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------

                                  SCHEDULE OF
                        LOANS AND PAYMENTS OF PRINCIPAL

================================================================================
                                Amount of
                                Principal           Unpaid
                Amount of        Paid of           Principal         Certified
      Date        Loan           Prepaid            Balance              by
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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================================================================================

                                                                       EXHIBIT C

                       FORM OF LEVERAGE RATIO CERTIFICATE
                       ----------------------------------

                                                         Date:  __________, ____

re Amended and Restated Credit Agreement dated as of November 15, 1995 among The Genlyte Group Incorporated (the "Borrower"), the Banks party thereto, Bank of America National Trust and Savings Association, as Agent and Bank of America Illinois, as Issuer (the "Credit Agreement")
      -------------------------------------------------------------------------

Bank of America National Trust
  and Savings Association
as Agent for the Banks party to the
Amended and Restated Credit Agreement
  referred to above
1455 Market Street
12th Floor
San Francisco, California  94103
Attention:  Agency Management Services 5596

Ladies and Gentlemen:

            This Leverage Ratio Certificate is delivered pursuant to subdivision
(2)(B)(4) of the Credit Agreement. Any terms defined in the Credit Agreement and not defined in this Leverage Ratio Certificate are used herein as defined in the Credit Agreement.

            The Borrower hereby certifies and warrants that, as of the dates set forth below:

            (a) for the Measurement Period ending on or closest to __________, ____, (the "Computation Date") the ratio of (i) Funded Debt as of the Computation Date to (ii) the sum of Funded Debt and Net Worth for such Measurement Period was approximately (and in any event not less than) _____ to _____, as computed on ANNEX 1 hereto;

            (b) as of each of the Computation Date and the date hereof, no Default or Event of Default has occurred and is continuing or will have occurred and be continuing.

            The undersigned is a duly elected, qualified and acting officer of the Borrower.

            IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered, and the certification and warranties contained herein to be made, this _____ day of

----------, -----.

                                    THE GENLYTE GROUP INCORPORATED

                                    By:
                                       --------------------------------
                                       Name:
                                       Title:

                                                                         ANNEX 1
                                                                    TO EXHIBIT C

            The information described herein is as of _______________, _____ and pertains to the accounting period from _______________, _____ to _______________, _____ (the "Measurement Period").

I.      Consolidated Leverage Ratio

        1.    Funded Debt on the last day of
              the Measurement Period                                   $
                                                                        --------
        2.    The sum of Funded Debt plus Net
              Worth, on the last day of the
              Measurement Period                                       $
                                                                        --------

        3.    Ratio of line 1 to line 2 =
              Consolidated Leverage Ratio                       ______ to _____.

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

      THE GENLYTE GROUP INCORPORATED (the "Borrower") hereby certifies as of the date hereof to the Banks which are parties to the Amended and Restated Credit Agreement, dated as of November 15, 1995 (the "Agreement"), among the Borrower, the Banks named therein and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent thereunder, as follows (in each case after giving effect to the transactions to be consummated on this date):

      1. Borrower is in compliance with all of the terms, covenants and conditions of the Agreement.

      2. There is no event of default as defined in paragraph 7 of the Agreement and there is no event which, with the giving of notice or the lapse of time or both, would constitute such an event of default.

      3. The representations and warranties contained in paragraph 3 of the Agreement, Article III of the Security Agreement (as defined in the Agreement) and Article III of the Pledge Agreement (as defined in the Agreement) (except for such changes thereto as are expressly contemplated by the terms of the Security Agreement or the Pledge Agreement) are true with the same effect as though such representations and warranties had been made as of the date hereof.

Dated:  ___________ __, 19

                                    THE GENLYTE GROUP INCORPORATED

                                    By:
                                       ---------------------------------
                                    Title:
                                          ------------------------------

                                                                       EXHIBIT E

                         THE GENLYTE GROUP INCORPORATED
                          CONSOLIDATED OUTSTANDING DEBT
                             AS OF NOVEMBER 15, 1995

--------------------------------------------------------------------------------


Secured                                             Amount
                                                    Outstanding
-------                                             ----------------

Massachusetts Industrial Finance Agency
    Industrial Development Refunding
    Revenue Bonds (Lightolier Project)
    Series 1990, maturity date July 29, 2010
    (backed by a secured $5,491,081 Bank of
    America Illinois Standby Letter of Credit)      $      5,000,000  (a)


New Jersey Economic Development Authority
    Industrial Development Refunding Revenue
    Bonds (Genlyte Camden County Project)
    Series 1990, maturity date December 19,
    2009 (backed by a secured $3,915,473 Bank
    of America Illinois Standby Letter of Credit)   $       ,500,000  (b)


New Jersey Economic Development Authority
    Industrial Development Refunding Revenue Bonds
    (Genlyte Union County Project) Series 1990,
    maturity date October 15, 2009 (backed by a
    secured $1,000,000 Bank of America Illinois
    Standby Letter of Credit)                       $      1,000,000  (c)


9.125% Mortgage Note, maturity date May
    1, 2002                                         $        310,380  (d)


4.80% Jobs for Fall River Promissory Note,
    maturity date June 30, 1999                     $        135,970  (e)  (i)

0.00% Jobs for Fall River Promissory Note,
    maturity date June 30, 1996 (backed by
    a secured $2,000,000 Bank of America
    Illinois Standby Letter of Credit)              $      1,700,000       (ii)


Unsecured                                           Amount
                                                    Outstanding
---------                                           ----------------

Short-term Borrowings
- $22,500,000 line in U.S.                          $      6,970,000
- $ 5,000,000 ($Can.) line in Canada                $              0
                                                    ----------------

Total Debt Outstanding                              $     19,616,350
                                                    ================





--------------------------------------------------------------------------------

(a) A mortgage on the facility in Fall River, MA. A security interest in machinery and equipment in the Fall River facility.
(b) A security interest in machinery and equipment in the Barrington, NJ facility.
(c) A security interest in machinery and equipment in the Union, NJ facility.
(d)      A mortgage on the facility in Garland, TX.
(e) Three unsecured notes, each in an original principal amount of $50,000 each, produced by quasi-governmental agency for employee hiring and training.

                                                                       EXHIBIT F

                        FORM OF SUBORDINATION PROVISIONS
                        --------------------------------

      Subordination.

      a. The indebtedness ("Subordinated Debt") evidenced by this instrument is subordinate and junior in right of payment to all Senior Debt (as defined in subdivision (b)) of THE GENLYTE GROUP INCORPORATED (the "Company") to the extent provided herein, and each holder hereof, by his acceptance hereof, agrees to the subordination herein provided and shall be bound by the provisions hereof.

      b. For all purposes of these subordination provisions the term "Senior Debt" shall collectively mean (1) all principal of and interest on the Notes due November 14, 2000 of the Company, Letter of Credit Outstandings of the Company pursuant to the Amended and Restated Credit Agreement, dated as of November 15, 1995, among the Company and the Banks named therein, Bank of America Illinois, as Issuer and Bank of America National Trust and Savings Association, the Agent thereunder (and any notes issued in substitution therefor), and all other monetary obligations of the Company to such Banks pursuant to such Agreement, and (2) all principal, interest and other monetary obligations of the Company owing to Bank of America Illinois, as issuer of the letters of credit pursuant to the Letter of Credit Agreement, dated as of November 15, 1995, between the Company and Bank of America Illinois. The Senior Debt shall continue to be Senior Debt and entitled to the benefits of these subordination provisions irrespective of any amendment, modification or waiver of any term of the Senior Debt or extension or renewal of the Senior Debt.

      c. In the event of the failure of the Company to make any required payment of principal of or interest on any Senior Debt, then, unless and until all such required payments shall have been made, no direct or indirect payment (in cash, property or securities or by set-off or otherwise) shall be made or agreed to be made on account of the principal of, or premium, if any, or interest on any Subordinated Debt, or as a sinking fund for the Subordinated Debt, or in respect of any redemption, retirement, purchase or other acquisition of any of the Subordinated Debt.

      d.   In the event of

           (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to the Company, its creditors or its property,

           (2) any proceeding for the liquidation, dissolution or other winding-up of the Company, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings,

           (3) any assignment by the Company for the benefit of creditors, or

           (4) any other marshalling of the assets of the Company, all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any holder of any Subordinated Debt on account of any Subordinated Debt. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of this Subordinated Debt shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt (including any interest thereon accruing after the commencement of any such proceedings) shall have been paid in full.

      e. If any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to Subordinated Debt, to the payment of all Senior Debt at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by any holder of Subordinated Debt in contravention of any of the terms hereof and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. In the event of the failure of any holder of any Subordinated Debt to endorse or assign any such payment, distribution or security, each holder of Senior Debt is hereby irrevocably authorized to endorse or assign the same.

      f. No present or future holder of any Senior Debt shall be prejudiced in the right to enforce subordination of Subordinated Debt by any act or failure to act on the part of the Company. Except to the extent provided herein that Subordinated Debt may not become due and payable or paid, nothing contained herein shall impair, as between the Company and the holder of this Subordinated Debt, the obligation of the Company to pay to the holder hereof the principal hereof and interest hereon as and when the same shall become due and payable in accordance with the terms hereof, or prevent the holder of any Subordinated Debt from exercising all rights, powers and remedies otherwise permitted by applicable law or hereunder upon a default or Event of Default hereunder, all subject to the rights of the holders of the Senior Debt to receive cash, securities or other property otherwise payable or deliverable to the holders of Subordinated Debt.

      g. Senior Debt shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of such Senior Debt then outstanding. Upon the payment in full of all Senior Debt, the holders of Subordinated Debt shall be subrogated to all rights of any holders of Senior Debt to receive any further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full, and such payments or distributions received by the holders of the Subordinated Debt by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Debt, shall, as between the Company and its creditors other than the holders of Senior Debt, on the one hand, and the holders of Subordinated Debt, on the other hand, be deemed to be a payment by the Company on account of Senior Debt and not on account of Subordinated Debt.

      h. The holder of Subordinated Debt will take such action (including, without limitation, the delivery of this instrument to an agent for the holders of Senior Debt or consent to the filing of a financing statement with respect thereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Debt at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.

      i. The holder of Subordinated Debt understands and acknowledges by its acceptance hereof that the holders of the Senior Debt have extended credit to the Company in reliance upon the subordination of Subordinated Debt to Senior Debt to the extent set forth herein.

                                                                       EXHIBIT G

                      ADDRESSES OF THE AGENT AND THE BANKS

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION
1455 Market Street, 12th Floor
San Francisco, California 94103
      Attention:   Doris Bergum
                   Vice President

Payment Office:
---------------
      Account #1233814440
      ABA# 121-000-358 at:
      1850 Gateway Boulevard, 9th Floor
      Concord, California  94520
                   Ref:  The Genlyte Group
                   Attention:  Agency Management Services #5596

BANK OF AMERICA ILLINOIS
231 South LaSalle Street
Chicago, Illinois  60697

Copy To:

335 Madison Avenue
New York, New York  10017
      Attention:   Robert Karen
                   Vice President

THE BANK OF NEW YORK
1 Wall Street, 22nd Floor
New York, New York 10286
      Attention:   Walter Parelli
                   Assistant Treasurer

BANK OF SCOTLAND
565 Fifth Avenue
New York, New York  10017
      Attention:   John Kelly

THE BANK OF TOKYO TRUST COMPANY
1251 Avenue of the Americas, 12th Fl.
New York, New York  10116-3138
      Attention:   David Viggiano
                   Vice President

CHEMICAL BANK
270 Park Avenue
New York, New York  10017
      Attention:   Peter Eckstein
                   Vice President

FIRST FIDELITY BANK, N.A.
550 Broad Street
B555001
Newark, New Jersey  07102
      Attention:   Robert H. Doherty
                   Vice President

NBD BANK
611 Woodward Avenue
Detroit, Michigan  48226
      Attention:   Jon P. Dady
                   Vice President

NATWEST BANK N.A.
208 Harristown Road, 2nd Floor
Glen Rock, New Jersey  07452
      Attention:   George W.D. Barrow
                   Vice President

SUN TRUST BANK, ATLANTA
711 Fifth Avenue, 5th Floor
New York, New York 10022
      Attention:   Allison Vella
                   Vice President

Copy to:

25 Park Place, 24th Floor
Atlanta, Georgia 30303
      Attention:   Kathy Dorsey

UNITED JERSEY BANK
25 East Salem Street
Hackensack, New Jersey  07602
      Attention:   Bruce Gray

                                                                       EXHIBIT H


                                PLEDGE AGREEMENT

         THIS AMENDED AND RESTATED PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of November 15, 1995, between THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "Pledgor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Agent and Collateral Agent and as an assignee of Bank of America, Illinois (formerly, Continental Bank N.A.) (in such capacities the "Agent" or "Collateral Agent") for the benefit of (a) the banks (collectively, the "Banks") named in the Amended and Restated Credit Agreement, dated as of November 15, 1995 (together with all amendments, amendments and restatements, supplements and modifications, if any, from time to time made thereto, the "Credit Agreement") among the Pledgor, the Banks, and Bank of America Illinois as a Bank and a Letter of Credit Issuer ("BAI" in its individual capacity); (b) Bank of America Illinois (the "Issuer") in its capacity as issuer pursuant to the Letter of Credit Agreement (together with all amendments, amendments and restatements, supplements and modifications, if any, from time to time made thereto, the "Letter of Credit Agreement"), dated as of November 15, 1995, between the Pledgor and the Issuer, of the letters of credit issued from time to time for the account of the Pledgor (such letters of credit, including those outstanding on the date hereof, herein collectively referred to as the "BAI Letters of Credit") and (c) BAI ("LC Issuer") in its capacity as issuer of the various standby letters of credit listed on Attachment 2 hereto (such letters of credit, together with all amendments and substitutions therefor, the "IRB Letters of Credit"),

                              W I T N E S S E T H:



         WHEREAS, pursuant to the Credit Agreement, the Banks have, among other things, extended Commitments to make Credit Extensions to the Pledgor; and

         WHEREAS, BAI has issued, and from time to time shall issue, the BAI Letters of Credit for the account of the Pledgor pursuant to the Letter of Credit Agreement and the LC Issuer has issued the IRB letters of Credit; and

         WHEREAS, the Pledgor and BAI entered into a Pledge Agreement dated as of July 17, 1991 (the "Existing Pledge Agreement"); and

         WHEREAS, the Pledgor and the Collateral Agent (as assignee of BAI) desire to amend and restate the Existing Pledge Agreement; and

         WHEREAS, as a condition precedent to the continued making of Credit Extensions under the Credit Agreement, and to continue as security for the Pledgor's obligations under the BAI

Letters of Credit and the IRB Letters of Credit, the Pledgor is required to execute and deliver this Pledge Agreement; and

         WHEREAS, the Pledgor has duly authorized the execution, delivery and performance of this Pledge Agreement;

         NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Banks to make Credit Extensions and BAI to issue the BAI Letters of Credit from time to time, the Pledgor agrees, for the benefit of each of the Secured Parties, as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agent" is defined in the preamble.

         "BAI" is defined in the preamble.

         "BAI Letters of Credit" is defined in the preamble.

         "Banks" is defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Collateral Agent" is defined in the preamble.

         "Credit Agreement" is defined in the preamble.

         "Distributions" means all cash dividends and distributions, all stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock constituting Collateral.

         "Event of Default" means each of the events of default set forth in paragraph 7 of the Credit Agreement.

         "Federal Securities Laws" is defined in Section 6.2.

         "IRB Event of Default" means each of the events of default under the IRB LC Documents and the IRB Letters of Credit.

         "IRB LC Documents" means each of the instruments pursuant to which the IRB Letters of Credit were issued or pursuant to which the Pledgor's obligation to reimburse BAI in respect thereof arises.

         "IRB Letter of Credit" is defined in the preamble.

         "LC Issuer" is defined in the preamble.

         "Issuer" is defined in the preamble.

         "Letter of Credit Agreement" is defined in the preamble.

         "Letters of Credit Event of Default" means each of the events of default under the Letter of Credit Agreement and the BAI Letters of Credit.

         "Pledge Agreement" is defined in the preamble.

         "Pledged Share Issuer" means each Person identified in Item A of Attachment 1 hereto as the issuer of the Pledged Shares identified opposite the name of such Person.

         "Pledged Shares" means all shares of capital stock identified in Item A of Attachment 1 hereto.

         "Pledgor" is defined in the preamble.

         "Secured Obligations" is defined in Section 2.2.

         "Secured Party" means, as the context may require, any Bank, the Agent, the Collateral Agent, BAI as Issuer or BAI as LC Issuer, together with each of their respective successors, transferees and assigns.

         "Securities Act" is defined in Section 6.2.

         "Security Event of Default" means any Event of Default or Letter of Credit Event of Default or IRB Event of Default.

         "U.C.C." means the Uniform Commercial Code as in effect in the State of New York.

         SECTION 1.2. Other Definitions. Unless otherwise defined herein, all terms used in this Agreement shall have the meaning as in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Pledge Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II.

                                     PLEDGE

         SECTION 2.1. Grant of Security Interest. To secure the Secured Obligations, the Pledgor hereby pledges, hypothecates, assigns, charges, mortgages, delivers and transfers to the Collateral Agent, for its benefit and the ratable benefit of each of the other Secured Parties, and hereby grants to the Collateral Agent, for its benefit and the ratable benefit of each of the other Secured Parties, a continuing security interest in, all of the following property (the "Collateral"):

                  (a) all issued and outstanding shares of capital stock identified in Item A of Attachment 1 hereto;

                  (b) all other shares of capital stock of any such Pledged Share Issuer issued and outstanding from time to time; provided, however, that for any such Pledged Share Issuer which is organized in a jurisdiction outside the United States of America, to the extent, and only to the extent, the shares of any class of capital stock of such Pledged Share Issuer included in the Collateral shall exceed 65% of all outstanding shares of such class of capital stock of such Pledged Share Issuer, such excess shares shall automatically be released from the security interest created hereby;

                  (c) all other securities of any such Pledged Share Issuer that may be converted, exchanged for or otherwise entitle the holder thereof to shares of capital stock of such Pledged Share Issuer; provided, however, that for any such Pledged Share Issuer which is organized in a jurisdiction outside the United States of America, to the extent, and only to the extent, the shares of any class of such securities of a Pledged Share Issuer included in the Collateral shall exceed 65% of all outstanding shares of such class of securities of such Pledged Share Issuer, such excess shares shall automatically be released from the security interest created hereby;

                  (d) all Distributions and other payments and rights with respect to the foregoing;

        and

                  (e) all profits, returns, income and proceeds of any of the foregoing;

provided, however, that, without limiting any rights or interests of any Secured Party under the Security Agreement, so long as no Security Event of Default has occurred and is continuing, the

Collateral described in clauses (d) and (e) above shall automatically be released from the security interest created hereby upon the occurrence of the event or transaction giving rise to any such Collateral.

         SECTION 2.2. Security for Obligations. This Pledge Agreement secures the payment in full of (a) all Obligations now or hereafter existing (whether actual or contingent) under the Credit Agreement, the Notes, the Letters of Credit and each other Loan Document to which the Pledgor is or may become a party, (b) all obligations of the Pledgor now or hereafter existing (whether actual or contingent) under the Letter of Credit Agreement and the BAI Letters of Credit and (c) all obligations (to the extent unsatisfied after application of all other collateral (other than pursuant to the Loan Documents) securing the IRB Letters of Credit) of the Pledgor now or hereafter existing (whether actual or contingent) in respect of the issuance for the account of the Pledgor of the IRB Letters of Credit or arising under the IRB LC Documents, in each case whether for reimbursement obligations, principal, interest, costs, fees, expenses or otherwise (all of the foregoing herein collectively referred to as the "Secured Obligations").

         SECTION 2.3. Delivery of Pledged Property. All certificates or instruments representing or evidencing any Collateral, including all Pledged Shares (but excluding any Collateral of the type described in clauses (c) or (d) of Section 2.1 permitted to be paid to the Pledgor hereunder or under the Credit Agreement), shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary stock powers or instruments of transfer or assignment, duly executed in blank.

         SECTION 2.4. Distributions on Pledged Shares. In the event that any Distribution is to be paid on any Pledged Share at a time when (i) no incipient default of the nature referred to in subdivision 7(A)(6) of the Credit Agreement or the equivalent thereof under the Letter of Credit Agreement, any of the BAI Letters of Credit, in respect of the IRB LC Documents or any of the IRB Letters of Credit has occurred and is continuing, and no (ii) Security Event of Default has occurred and is continuing, such Distribution may be paid directly to the Pledgor. If any Security Event of Default has occurred and is continuing, then any such Distribution shall be paid directly to the Collateral Agent.

         SECTION 2.5. Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Collateral and shall

                  (a) remain in full force and effect until payment in full of all the Secured Obligations and the termination of all Commitments and the passage of 30 days after the expiration or termination of the Letters of Credit,

                  (b) be binding upon the Pledgor and its successors, transferees and assigns, and

                  (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.

Without limiting the foregoing clause (c), any Bank may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Bank under any Loan Document (including this Pledge Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of subparagraph 11(H) and paragraph 8 of the Credit Agreement. Upon the payment in full of all the Secured Obligations and the termination of all Commitments and the passage of 30 days after the expiration or termination of the Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all Pledged Shares, together with all other Collateral held by the Collateral Agent hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Warranties, etc. The Pledgor represents and warrants unto each Secured Party as set forth in this Article.

         SECTION 3.1.1. Ownership, No Liens, etc. The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, option, charge or encumbrance, except any lien or security interest granted pursuant hereto in favor of the Collateral Agent.

         SECTION 3.1.2. Valid Security Interest. The delivery of such Collateral to the Collateral Agent is effective to create a valid, perfected, first priority security interest in such Collateral and all proceeds thereof, securing the Secured Obligations. No filing or other action will be necessary to perfect or protect such security interest.

         SECTION 3.1.3. As to Pledged Shares. In the case of any Pledged Shares constituting such Collateral, all of such Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitutes for each Pledged Share Issuer, if any, organized in the United States (or any State or subdivision thereof), 100% and for each Pledged Share Issuer organized outside the United States, 65%, of all issued and outstanding shares of each class of capital stock of each such Pledged Share Issuer (determined on a fully diluted basis without regard to the timing or price of any conversion, exercise, option or similar rights in respect of such capital stock).

         SECTION 3.1.4. Authorization, Approval, etc. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority, regulatory body or any other Person is required either

                  (a) for the pledge by the Pledgor of any Collateral pursuant to this Pledge Agreement or for the execution, delivery, and performance of this Pledge Agreement by the Pledgor, or

                  (b) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement, or, except (without otherwise limiting the terms and provisions hereof) for such notices of sale of Collateral as may be required by law and except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Pledge Agreement.

         SECTION 3.1.5. Compliance with Laws. The Pledgor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Pledgor or the value of the Collateral or the worth of the Collateral as collateral security.

                                   ARTICLE IV.

                                    COVENANTS

         SECTION 4.1. Protect Collateral; Further Assurances, etc. The Pledgor will not sell, assign, transfer, pledge or encumber in any other manner (i) any Pledged Shares (except in favor of the Collateral Agent hereunder) or (ii) any other Collateral (expect as otherwise permitted under the Credit Agreement). The Pledgor will warrant and defend the right and title herein granted unto the Collateral Agent in and to the Collateral (and all right, title, and interest represented by the Collateral) against the claims and demands of all Persons whomsoever. The Pledgor agrees that at any time, and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

         SECTION 4.2. Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock constituting Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Collateral Agent. The Pledgor will, from time to time upon the request of the Collateral Agent, promptly deliver to the Collateral Agent such stock powers, instruments, and similar documents, satisfactory in form and substance to the Collateral Agent, with respect to the Collateral as the Collateral Agent may reasonably request and will, from time to time upon the request of the Collateral Agent after the occurrence and during the continuance of any Security Event of Default, promptly transfer any Pledged Shares or other shares of common stock constituting Collateral into the name of any nominee designated by the Collateral Agent.

         SECTION 4.3. Continuous Pledge. Subject to Section 2.4, the Pledgor will, at all times, keep pledged to the Collateral Agent pursuant hereto all Pledged Shares and all other shares of capital stock constituting Collateral, all Distributions with respect thereto and all other Collateral and other securities, instruments, proceeds and rights from time to time received by or distributable to the Pledgor in respect of any Collateral.

         SECTION 4.4. Voting Rights; Dividends, etc. The Pledgor agrees as follows:

               (a) Promptly after (x) any incipient default of the nature referred to in subdivision (7)(A)(6) of the Credit Agreement or the equivalent thereof under the Letter of Credit Agreement, any of the BAI Letters of Credit, the IRB LC Documents or any of the IRB Letters of Credit shall have occurred and be continuing or (y) any Security Event of Default shall have occurred and be continuing, the Pledgor shall, without any request therefor by the Collateral Agent, deliver (properly endorsed where required hereby or requested by the Collateral Agent) to the Collateral Agent all Distributions, all interest, all principal, all other cash payments and all proceeds of the Collateral, all of which shall be held by the Collateral Agent as additional Collateral for use in accordance with Section 6.3; and

               (b) After any Security Event of Default shall have occurred and be continuing and the Collateral Agent has notified the Pledgor of the Collateral Agent's intention to exercise its voting power under this
        Section 4.4(b):

                      (i) the Collateral Agent may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock constituting Collateral and the Pledgor hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Shares and such other Collateral; and

                      (ii) the Pledgor shall promptly deliver to the Collateral
               Agent such additional proxies and other documents as may be necessary to allow the Collateral Agent to exercise such voting power.

All Distributions, interest, principal, cash payments, and proceeds which may at any time and from time to time be held by the Pledgor but which the Pledgor is then obligated to deliver to the Collateral Agent, shall, until delivery to the Collateral Agent, be held by the Pledgor separate and apart from its other property in trust for the Collateral Agent. The Collateral Agent agrees that unless any Security Event of Default shall have occurred and be continuing and the Collateral Agent shall have given the notice referred to in Section 4.4(b), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock (including any of the Pledged Shares) constituting Collateral and the Collateral Agent shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock (including any of the Pledged Shares) constituting Collateral; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or action taken by the Pledgor that would impair any Collateral or be inconsistent with or violate any provision of the Credit Agreement, any other Loan Document (including this Pledge Agreement) or the Letter of Credit Agreement.

                                   ARTICLE V.

                              THE COLLATERAL AGENT

         SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Collateral Agent the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including without limitation:

               (a) after the occurrence and continuance of any Security Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (b) after the occurrence and during the continuance of any Security Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; and

               (c) after the occurrence and during the continuance of any Security Event of Default, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the

        Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral.

The Pledgor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Collateral Agent May Perform. If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

         SECTION 5.3. Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for
(i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as the Pledgor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Security Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI.

                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Security Event of Default shall have occurred and be continuing:

                  (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) Except as provided for in the Credit Agreement all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 6.4) in whole or in part by the Collateral Agent as follows:

                  i) FIRST against, all or any part of the Secured Obligations (excluding all obligations now or hereafter existing which arise under or in respect of the IRB LC Documents or the IRB Letters of Credit) pro rata (based upon the aggregate principal amount outstanding under the Credit Agreement, on the one hand, and the aggregate amount outstanding under the BAI Letters of Credit on the other hand) until satisfied in full; and

                  ii) SECOND against, all or any Secured Obligations which arise under or in respect of the IRB LC Documents or the IRB Letters of Credit.

         Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations, and the termination of all the commitments under all of the Credit Agreement and the Letter of Credit Agreement and the passage of 30 days after the expiration or termination of the Letters of Credit, shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.2. Securities Laws. In view of the position of the Pledgor in relation to the Pledged Shares, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Shares permitted hereunder. The Pledgor understands that compliance with the Federal

Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Shares, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Shares could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Shares under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Collateral Agent might be held to have certain general duties and obligations to the Pledgor, as pledgor, to make some effort toward obtaining a fair price even though the Secured Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Collateral Agent is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold the Collateral Agent responsible for selling all or any part of the Pledged Shares at an inadequate price even if the Collateral Agent shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Collateral Agent were to place all or any part of the Pledged Shares for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Shares for its own account, or if the Collateral Agent placed all or any part of the Pledged Shares privately with a purchaser or purchasers. The provisions of this
Section 6.2 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may substantially exceed the price at which the Collateral Agent sells. Without limiting the generality of the foregoing, the Collateral Agent, at a location designated by the Collateral Agent, which is reasonably convenient to both parties and without notice except as specified below, may sell the Pledged Shares or any part thereof at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Shares regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         SECTION 6.3. Compliance with Restrictions. The Pledgor agrees that in any sale of any of the Collateral whenever any Security Event of Default shall have occurred and be continuing, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable nor accountable to the Pledgor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

         SECTION 6.4. Indemnity and Expenses.

         (a) The Pledgor hereby indemnifies and holds harmless the Collateral Agent and each other Secured Party from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including, without limitation, enforcement of this Pledge Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or wilful misconduct.

         (b) The Pledgor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Pledge Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder, or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Pledge Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments, Voting etc. No amendment to or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given. Any decisions to be made or directions to be given by the Secured Parties as a group shall be made as set forth in the Credit Agreement, but shall not in any event include BAI in its capacity as LC Issuer.

         SECTION 7.3. Protection of Collateral. The Collateral Agent may from time to time, at its option, perform any act which the Pledgor agrees hereunder to perform and which the Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default or Letters of Credit Event of Default) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         SECTION 7.4. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and shall be mailed or telecopied or delivered to the parties hereto at the address set forth below their signature hereto, or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, if mailed and properly addressed with postage prepaid, return receipt requested, or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice transmitted by telecopier shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

         SECTION 7.5. Section Captions. Section captions used in this Pledge Agreement are for convenience of reference only, and shall not affect the construction of this Pledge Agreement.

         SECTION 7.6. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

         SECTION 7.7. Governing Law, Entire Agreement, etc. THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.8. Waiver of Jury Trial. THE SECURED PARTIES AND THE PLEDGOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PLEDGE AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR

WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE PLEDGOR. THE PLEDGOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND THE LETTER OF CREDIT AGREEMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT, EACH SUCH OTHER LOAN DOCUMENT AND THE LETTER OF CREDIT AGREEMENT.

         IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                               THE GENLYTE GROUP INCORPORATED

                               By: __________________________
                               Title:________________________

                               Address:        100 Lighting Way
                                               Secaucus, New Jersey 07096

                               Telecopy No.:   201-392-3932
                               Attention:__________________

                               BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION,  as Collateral
                                  Agent

                               By: __________________________
                               Title:________________________

                               Address:
                                       ______________________
                                       ______________________
                                       ______________________

                               Telecopy No.:_________________
                               Attention:____________________

                                                                    Attachment 1
                                                                    ------------

Item A. Pledged Shares

Pledged Share Issuer                                              Common Stock

                                                                    Attachment 2
                                                                    ------------

IRB Letters of Credit

                                                                       EXHIBIT I


                               SECURITY AGREEMENT
                               ------------------

         THIS AMENDED AND RESTATED SECURITY AGREEMENT (this "Security Agreement"), dated as of November 15, 1995, between THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "Grantor"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as Agent and Collateral Agent and as an assignee of Bank of America Illinois (formerly, Continental Bank N.A.) (in such capacities the "Agent" or "Collateral Agent") for the benefit of (a) the banks (collectively, the "Banks") named in the Amended and Restated Credit Agreement, dated as of November 15, 1995 (together with all amendments, amendments and restatements, supplements and modifications, if any, from time to time made thereto, the "Credit Agreement") among the Grantor, the Banks, and Bank of America Illinois as a Bank and a Letter of Credit Issuer ("BAI" in its individual capacity); (b) Bank of America Illinois (the "Issuer") in its capacity as issuer pursuant to the Letter of Credit Agreement (together with all amendments, amendments and restatements, supplements and modifications, if any, from time to time made thereto, the Letter of Credit Agreement"), dated as of November 15, 1995, between the Grantor and the Issuer, of the letters of credit issued from time to time for the account of the Grantor (such letters of credit, including those outstanding on the date hereof, herein collectively referred to as the "BAI Letters of Credit") and (c) BAI ("LC Issuer") in its capacity as issuer of the various standby letters of credit listed on Attachment 2 hereto (such letters of credit, together with all amendments and substitutions therefor, the "IRB Letters of Credit"),

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Credit Agreement, the Banks have, among other things, extended Commitments to make Credit Extensions to the Grantor; and

         WHEREAS, Issuer has issued and, from time to time shall issue, the BAI Letters of Credit for the account of the Grantor pursuant to the Letter of Credit Agreement and the LC Issuer has issued the IRB Letters of Credit; and

         WHEREAS, the Grantor and BAI entered into a Security Agreement dated as of July 17, 1991 (the "Existing Security Agreement"); and

         WHEREAS, the Grantor and the Collateral Agent (as assignee of BAI) desire to amend and restate the Existing Security Agreement; and

         WHEREAS, as a condition precedent to the continued making of the Credit Extensions under the Credit Agreement, and in order to continue to secure the Grantor's obligations under the BAI Letters of Credit and the IRB Letters of Credit, the Grantor is required to execute and deliver this Security Agreement; and

         WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Security Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Banks to make Credit Extensions and BAI to issue the BAI Letters of Credit from time to time, the Grantor agrees, for the benefit of each of the Secured Parties, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "Agent" is defined in the preamble.

         "Banks" is defined in the preamble.

         "BAI" is defined in the preamble.

         "BAI Letters of Credit" is defined in the preamble.

         "Collateral" is defined in Section 2.1.

         "Collateral Agent" is defined in the preamble.

         "Credit Agreement" is defined in the preamble.

         "Equipment" is defined in clause (a) of Section 2.1.

         "GAAP" means those generally accepted accounting principles, as in effect on the date hereof.

         "Grantor" is defined in the preamble.

         "Inventory" is defined in clause (b) of Section 2.1.

         "IRB Event of Default" means each of the events of default under the IRB LC Documents and the IRB Letters of Credit.

         "IRB LC Documents" means each of the instruments pursuant to which the IRB Letters of Credit were issued or pursuant to which the Grantor's obligation to reimburse BAI in respect thereof arises.

         "IRB Letter of Credit" is defined in the preamble.

         "Issuer" is defined in the preamble.

         "LC Issuer" is defined in the preamble.

         "Letter of Credit Agreement" is defined in the preamble.

         "Letter of Credit Event of Default" means each of the events of default under the Letter of Credit Agreement and the BAI Letters of Credit.

         "Receivables" is defined in clause (c) of Section 2.1.

         "Secured Obligations" is defined in Section 2.2.

         "Secured Party" means, as the context may require, any Bank, the Agent, the Collateral Agent, BAI as Issuer or BAI as LC Issuer, together with each of their respective successors, transferees and assigns.

         "Security Agreement" is defined in the preamble.

         "Security Event of Default" means any Event of Default or Letter of Credit Event of Default or IRB Event of Default.

         "U.C.C." means the Uniform Commercial Code, as in effect in the State of New York.

         SECTION 1.2. Other Definitions. Unless otherwise defined herein, all terms used in this Agreement shall have the meaning as in the Credit Agreement.

         SECTION 1.3. U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Security Agreement, including its preamble and recitals, with such meanings.

                                   ARTICLE II

                                SECURITY INTEREST

         SECTION 2.1. Grant of Security. To secure the Secured Obligations the Grantor hereby assigns and pledges to the Collateral Agent for the ratable benefit of each of the Secured Parties, and hereby grants to the Collateral Agent for the ratable benefit of each of the Secured Parties, a security interest in all of the following, whether now or hereafter existing or acquired (the "Collateral"):

         (a) all equipment in all of its forms of the Grantor, wherever located in the United States, and all parts thereof and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor (any and all of the foregoing being the "Equipment");

         (b) all inventory in all of its forms of the Grantor, wherever located in the United States, including

                  (i) all raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof,

                  (ii) to the extent of the Grantor's interest therein, all goods of the foregoing type in which the Grantor has an interest in mass or a joint or other interest or right of any kind (including goods in which the Grantor has an interest or right as consignee), and

                  (iii) all inventory which is returned to or repossessed by the Grantor,

and all accessions thereto, products thereof and documents therefor (any and all such inventory, materials, goods, accessions, products and documents being the "Inventory");

        (c) all accounts of the Grantor, and all chattel paper, instruments and general intangibles of the Grantor in the nature of accounts, arising out of the sale or lease of goods or the rendering of services, and all rights of the Grantor now or hereafter existing in and to all security agreements, guaranties, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments and general intangibles (any and all such accounts, chattel paper, instruments, general intangibles, security agreements, guaranties, leases and other contracts being collectively referred to as the Receivables");

         (d) all books, records, writings, data bases and other information relating to any of the foregoing in this Section 2.1;

         (e) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral, including proceeds which constitute property of the types described in clauses (a), (b),
(c) and (d) and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof), indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, including all rights, claims and benefits of the Grantor against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Grantor, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment (any and all of the foregoing being collectively referred to as "Proceeds"), but excluding any property (other than any deposit account (as defined in the U.C.C.) into which Proceeds are deposited) which (i) is not of a type described in clauses (a), (b), (c) or (d) above or of a type described in subdivision (1),
(2), (3), (4), (5) or (6) of subparagraph 6(E) of the Credit Agreement and (ii) has been purchased by the Grantor with cash proceeds (as defined in Section 9-306 of U.C.C.), provided such purchase is not prohibited by the Credit Agreement.

         SECTION 2.2. Security for Obligations. This Security Agreement secures the payment of (a) all Obligations now or hereafter existing (whether actual or contingent) under the Credit Agreement, the Notes and each other Loan Document to which the Grantor is or may become a party, (b) all obligations of the Grantor now or hereafter existing (whether actual or contingent) under the Letter of Credit Agreement and the Letters of Credit and (c) all obligations (to the extent unsatisfied after application of all other collateral (other than pursuant to the Loan Documents) securing the IRB Letters of Credit) of the Grantor now or hereafter existing (whether actual or contingent) in respect of the issuance for the account of the Grantor of the IRB Letters of Credit or arising under the IRB LC Documents, in each case whether for reimbursement obligations, principal, interest, costs, fees, expenses or otherwise (all of the foregoing herein collectively referred to as the "Secured Obligations").

         SECTION 2.3. Continuing Security Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall

         (a) remain in full force and effect until payment in full of all the Secured Obligations and the termination of all commitments under both the Credit Agreement and the Letter of Credit Agreement and the passage of 30 days after the expiration or termination of the Letters of Credit,

         (b) be binding upon the Grantor, its successors, transferees and assigns, and

         (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and each other Secured Party.

Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer (in whole or in part) any Note or Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all the rights and benefits in respect thereof granted to such Bank under any Loan Document (including this Security Agreement) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of subparagraph 11(H) and paragraph 8 of the Credit Agreement. Upon the payment in full of all the Secured Obligations and the termination of all commitments under both the Credit Agreement and the Letter of Credit Agreement, and the passage of 30 days after the expiration or termination of the Letters of Credit, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Collateral Agent will, at the Grantor's sole expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 2.4. Grantor Remains Liable. Anything herein to the contrary notwithstanding

         (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed;

         (b) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

         (c) neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         SECTION 3.1. Representations and Warranties. The Grantor represents and warrants unto each Secured Party as set forth in this Article.

         SECTION 3.1.1. Location of Collateral, etc. All of the Equipment and Inventory of the Grantor are located at the places specified in Item A and Item B, respectively, of Schedule I hereto. None of the Equipment or Inventory has, within the four months preceding the date of this Security Agreement, been located at any place other than one of the states listed in Item A and Item B, respectively, of such Schedule I. The chief executive office of the Grantor is located at 100 Lighting Way, Secaucus, New Jersey 07096. The offices where the Grantor keeps all of its records concerning the Receivables, together with all originals of all chattel paper which evidence Receivables, are located at the aforementioned address or at one of the other addresses specified in Item C of
Schedule I hereto. Except as disclosed in Item D of Schedule I hereto, the Grantor has no trade names, has not been known by any legal name other than the one set forth on the signature page hereto and has not done (and is not doing) business under any other name, nor has the Grantor been the subject of any merger or other corporate reorganization. With the exception of the Seattle Lighting Fixture Co. Note referred to in Section 3.1.4 of this Agreement, none of the Receivables is evidenced by a promissory note or other instrument.

         SECTION 3.1.2. Ownership, No Liens, etc. The Grantor is the legal and beneficial owner of the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Security Agreement and except as specified in Item E of Schedule I hereto. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to this Security Agreement and except as specified in Item E of Schedule I hereto.

         SECTION 3.1.3. Possession and Control. Except as specified in Item F of
Schedule I hereto, the Grantor has exclusive possession and control of the Equipment and Inventory.

         SECTION 3.1.4. Negotiable Documents, Instruments and Chattel Paper. The Grantor has, contemporaneously herewith, delivered to the Collateral Agent possession of all originals of all instruments (other than checks) and chattel paper, if any, constituting Collateral which are currently owned or held by the Grantor (duly endorsed in blank, if so requested by the Collateral Agent); provided, however, that Grantor has maintained possession of, on behalf of the Secured Party: (i) notes from the Borrower's employees to the Borrower which in the aggregate do not exceed $250,000, inclusive of all outstanding principal and interest, (ii) guarantees issued for the account of the Borrower's customers for the benefit of the Borrower and (iii) a note, payable over a two year period, in the initial principal amount of $988,252.69 from Seattle Lighting Fixture Co., which was executed on August 3, 1995 to the Borrower.

         SECTION 3.1.5. Validity, etc.

         (a) All filings and other actions necessary or desirable to perfect the security interests created pursuant to this Security Agreement have been duly made or taken except for any such security interests in proceeds constituting cash proceeds (as defined in Section 9-306 of the U.C.C.) which cease to be identifiable pursuant to Section 9-306(3)(b) of the U.C.C.

         (b) This Security Agreement creates a valid security interest in the Collateral in which the Grantor has rights, and, to the extent perfected in accordance with subparagraph (a) of this Section 3.1.5., such security interest is prior to all other liens, security interests, charges or encumbrances on such Collateral in existence on the date of this Security Agreement except liens permitted by Section 6(B) of the Credit Agreement.

         SECTION 3.1.6. Authorization, Approval, etc. Except for the filings described above in Section 3.1.5, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either

         (a) for the grant by the Grantor of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantor, or

         (b) for the perfection of or the exercise by the Collateral Agent of its rights and remedies hereunder.

         SECTION 3.1.7. Compliance with Laws. The Grantor is in compliance with the requirements of all applicable laws (including, without limitation, the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations, condition (financial or otherwise) or prospects of the Grantor or the value of the Collateral or the worth of the Collateral as collateral security.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1. Certain Covenants. The Grantor covenants and agrees that, so long as any portion of the Secured Obligations shall remain unpaid or any commitment shall remain outstanding under either the Credit Agreement or the Letter of Credit Agreement, the Grantor will, unless the Required Banks shall otherwise consent in writing, perform the obligations set forth in this Section.

         SECTION 4.1.1. As to Equipment and Inventory. The Grantor hereby agrees that it shall

         (a) keep all the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places therefor specified in Item A and Item B, respectively, of Schedule I hereto or, upon 30 days' prior written notice to the Collateral Agent, at such other places in a jurisdiction in the United States where all representations and warranties set forth in Article III (including Section 3.1.5) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.5 shall have been taken with respect to the Equipment and Inventory; provided, however, that this clause (a) shall not restrict movement of Equipment or Inventory among the places specified in such Items A and B or such other locations where Equipment or Inventory may be located pursuant to the requirements of this sentence, so long as all such representations and warranties shall be true and correct and all such action shall have been taken; and

         (b) cause the Equipment to be maintained and preserved in substantially the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's manual; and, with respect to any Equipment which has not, in the Grantor's reasonable discretion, become obsolete, worn-out or no longer useful in the conduct of the Grantor's business, forthwith, or in the case of any loss or damage to any such Equipment, as quickly as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end; and promptly furnish to the Collateral Agent a statement respecting any loss or damage to any such Equipment.

         SECTION 4.1.2. As to Receivables. The Grantor shall (i) keep its chief executive office at 100 Lighting Way, Secaucus, New Jersey 07096 or, upon 30 days' prior written notice to the Collateral Agent, at such other place in a jurisdiction where all representations and warranties set forth in Article III (including Section 3.1.5) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.5 shall have been taken with respect to Receivables, (ii) keep the office where it keeps its records concerning the Receivables, together with all originals of all chattel paper which evidence Receivables, located at the aforementioned address, at one of the other addresses specified in Item C of Schedule I hereto or, upon 30 days' prior written notice to the Collateral Agent, at such places in a jurisdiction where all representation and warranties set forth in Article III (including Section 3.1.5) shall be true and correct, and all action required pursuant to the first sentence of Section 4.1.5 shall have been taken with respect to Receivables,
(iii) not change its name except upon 30 days' prior written notice to the Collateral Agent, (iv) hold and preserve such records and chattel paper and (v) provided that reasonable notice is given, permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

         SECTION 4.1.3. As to All Collateral.

         (a) Until such time as the Collateral Agent shall notify the Grantor
(x) that a Security Event of Default has occurred and is continuing and (y) that the Collateral Agent is revoking, in whole or in part, any of the Grantor's following powers and authority, the Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by the Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Grantor for such purpose, (ii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance, and may accept, in connection therewith, the return of goods, the sale or lease of which shall have given rise to such Collateral. The Collateral Agent may, however, at any time after giving such notice of a Security Event of Default and the revocation of such powers and authority, or after the maturity of any of the Secured Obligations, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent (including by deposit to any account or accounts designated by the Collateral Agent) of any amounts due or to become due thereunder and enforce collection of any of the Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon request of the Collateral Agent at any time after a Security Event of Default has occurred and is continuing, the Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Collateral Agent of any amounts due or to become due thereunder.

         (b) Whenever a Security Event of Default has occurred and is continuing, the Collateral Agent shall be authorized to endorse, in the name of the Grantor, any item, howsoever received by the Collateral Agent, representing any payment on or other proceeds of any of the Collateral.

         (c) Whenever Borrower shall, in accordance with Section 6(G) of the Credit Agreement, sell any Collateral and apply the proceeds in accordance with
Section 6(G) of the Credit Agreement, such Collateral shall be released from the lien of this Security Agreement and the Collateral Agent shall, at the cost and expense of the Borrower provide such documentation in connection therewith as Borrower may reasonably request.

         SECTION 4.1.4. Transfers and Other Liens. The Grantor shall not:

         (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except in a transaction not prohibited by subparagraph 6(C)(2) of the Credit Agreement; or

         (b) create or suffer to exist any lien, security interest, charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except as permitted by subparagraph 6(B) of the Credit Agreement.

         SECTION 4.1.5. Further Assurances, etc. The Grantor agrees that, from time to time at its own expense, the Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor will

         (a) upon the request of the Collateral Agent at any time a Security Event of Default has occurred and is continuing, mark conspicuously each document included in the Inventory, each chattel paper and other contract or agreement included in the Receivables, and, at the request of the Collateral Agent, each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Collateral Agent, indicating that such document, chattel paper, Receivable or other Collateral is subject to the security interest granted hereby;

         (b) except as set forth in Section 3.1.4 of this Agreement, if any Receivable shall be evidenced by a promissory note or other instrument, negotiable document or chattel paper, deliver and pledge to the Collateral Agent hereunder such promissory note, instrument, negotiable document or chattel paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Collateral Agent;

         (c) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices (including, without limitation, any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. ss. 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or desirable, or as the Collateral Agent may request, in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Collateral Agent hereby; and

         (d) furnish to the Collateral Agent, from time to time at the Collateral Agent's request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

With respect to the foregoing and the grant of the security interest hereunder, the Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

                                    ARTICLE V

                              THE COLLATERAL AGENT

         SECTION 5.1. Collateral Agent Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Collateral Agent the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including, without limitation:

         (a) after the occurrence and during the continuance of any Security Event of Default, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

         (b) after the occurrence and during the continuance of any Security Event of Default, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

         (c) after the occurrence and during the continuance of any Security Event of Default, to file any claims or take any action or institute any proceedings which the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

         (d) to perform the affirmative obligations of the Grantor hereunder (including all obligations of the Grantor pursuant to Section 4.1.5).

The Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

         SECTION 5.2. Collateral Agent May Perform. If the Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 6.2.

         SECTION 5.3. Collateral Agent Has No Duty. In addition to, and not in limitation of, Section 2.4, the powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 5.4. Reasonable Care. The Collateral Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided, however, the Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it takes such action for that purpose as the Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Security Event of Default, but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

                                   ARTICLE VI

                                    REMEDIES

         SECTION 6.1. Certain Remedies. If any Security Event of Default shall have occurred and be continuing:

         (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the U.C.C. (whether or not the U.C.C. applies to the affected Collateral) and also may (i) require the Grantor to, and the Grantor hereby agrees that it will, at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent which is reasonably convenient to both parties and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' prior notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 6.2) in whole or in part by the Collateral Agent as follows:

         i) FIRST against, all or any part of the Secured Obligations (excluding all obligations now or hereafter existing which arise under or in respect of the IRB LC Documents or the IRB Letters of Credit) pro rata (based upon the aggregate principal amount outstanding under the Credit Agreement, on the one hand, and the aggregate amount outstanding under the BAI Letters of Credit, on the other hand) until satisfied in full; and

         ii) SECOND against, all or any Secured Obligations which arise under or in respect of the IRB LC Documents or the IRB Letters of Credit.

         Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of all the Secured Obligations, and the termination of all the commitments under both the Credit Agreement and the Letter of Credit Agreement and the termination of all IRB LC Documents and the passage of 30 days after the expiration or termination of the Letters of Credit, shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

         SECTION 6.2. Indemnity and Expenses.

         (a) The Grantor agrees to indemnify the Collateral Agent and each other Secured Party from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from the Collateral Agent's gross negligence or wilful misconduct.

         (b) The Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Collateral Agent may incur in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the Secured Parties hereunder, or (iv) the failure by the Grantor to perform or observe any of the provisions hereof.

                                   ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         SECTION 7.2. Amendments; Voting etc. No amendment to or waiver of any provision of this Security Agreement nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any decisions to be made or directions to be given by the Secured Parties as a group shall be made as set forth in the Credit Agreement, but shall not in any event include BAI in its capacity as LC Issuer.

         SECTION 7.3. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier communication) and shall be mailed or telecopied or delivered to the parties hereto, at the address set forth below their signature hereto, or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall, if mailed and properly addressed with postage prepaid, return receipt requested, or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice transmitted by telecopier shall be deemed given when transmitted (upon receipt of electronic confirmation of transmission).

         SECTION 7.4. Section Captions. Section captions used in this Security Agreement are for convenience of reference only, and shall not affect the construction of this Security Agreement.

         SECTION 7.5. Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

         SECTION 7.6. Governing Law, Entire Agreement, etc. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 7.7. Waiver of Jury Trial. THE SECURED PARTIES AND THE GRANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY

WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR THE GRANTOR. THE GRANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND THE LETTER OF CREDIT AGREEMENT) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTIES ENTERING INTO THE CREDIT AGREEMENT, EACH SUCH OTHER LOAN DOCUMENT AND THE LETTER OF CREDIT AGREEMENT.

         IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   THE GENLYTE GROUP
                                     INCORPORATED

                                   By:___________________________________
                                      Title: ____________________________

                                   Address:    100 Lighting Way
                                               Secaucus, New Jersey 07096

                                   Attention:   _________________________
                                   Telecopy No.:    _____________________

                                   BANK OF AMERICA NATIONAL
                                     TRUST AND SAVINGS
                                     ASSOCIATION, as Agent

                                   By:___________________________________
                                      Title: ____________________________

                                   Address:    __________________________
                                               __________________________

                                   Attention:____________________________
                                   Telecopy No.:_________________________

                                                                     SCHEDULE I
                                                                     to Security
                                                                     Agreement

Item A.  Location of Equipment

Item B.  Location of Inventory

Item C.  Location of Books and Records

Item D.  Trade Names, Prior Legal Names, Mergers, etc.

Item E.  Permitted Encumbrances

Item F.  Possession of Equipment and Inventory

                                                                    Attachment 2
                                                                    ------------

IRB Letters of Credit

                                                                       EXHIBIT J


                 AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT

      THIS AMENDED AND RESTATED LETTER OF CREDIT AGREEMENT, dated as of November 15, 1995 (this "Agreement"), between THE GENLYTE GROUP INCORPORATED, a Delaware corporation (the "Company"), and BANK OF AMERICA ILLINOIS (the "Bank"),

                              W I T N E S S E T H:

      WHEREAS, the Company and the Bank entered into a Letter of Credit Agreement dated as of July 17, 1991, as extended from time to time (the "Existing Letter of Credit Agreement") pursuant to which the Bank agrees to issue on the Company's behalf, from time to time, standby and documentary letters of credit (each a "Letter of Credit" and collectively the "Letters of Credit") in accordance with the terms of the Existing Letter of Credit Agreement; and

      WHEREAS, the Company and the Bank desire to amend and restate the Existing Letter of Credit Agreement as herein provided;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Existing Letter of Credit is hereby amended and restated as follows:

      SECTION 1. Defined Terms. All capitalized terms not otherwise defined in this Agreement shall have the meanings provided for in the Amended and Restated Credit Agreement, dated as of November 15, 1995, among the Company, the banks named therein and Bank of America National Trust and Savings Association as agent (the "Agent") for such banks (as amended, restated or otherwise modified from time to time, the "Credit Agreement"), as amended, supplemented or otherwise modified from time to time.

    SECTION 2. Commitment. The Bank agrees to issue on behalf of the Company one or more Letters of Credit, from time to time, on or after the date hereof and prior to November 14, 1996 (such date, together with any extensions thereto, herein referred to as the "Termination Date"), provided, however, that at no time shall the aggregate principal amount of Letter of Credit Outstandings (as defined below) exceed $15,000,000 (the "Commitment Amount"). The Termination Date shall be automatically extended for one year, annually, but in no event shall the Termination Date be extended beyond November 14, 2000, unless at least 90 days prior to the then Termination Date, the Company or the Bank shall by written notice to the other request that the Termination Date not be automatically extended. For purposes of this Agreement "Letter of Credit

Outstandings" means, on any date, an amount equal to the sum (without duplication) of (a) the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding hereunder plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations (as defined in Section 5) arising in connection with Letters of Credit issued hereunder. The Termination Date may be extended on such terms and for such periods of time as may be agreed to in writing by the Company and the Bank from time to time.

      SECTION 3. Issuance of Letters of Credit. By delivering to the Bank a written notice on or before 11:00 a.m., New York time, on a Business Day on or prior to the then Termination Date, specifying the face amount of the Letter of Credit, the date on which such Letter of Credit is to be issued, the name and address of the beneficiary, the obligation such Letter of Credit supports and the Stated Expiry Date (as defined below) of such Letter of Credit, the Borrower may, from time to time, irrevocably request, on not less than three (3) nor more than ten (10) Business Days' notice, in the case of an initial issuance of a Letter of Credit, and not less than ten (10) days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Bank issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable letter of credit in such form as may be requested by the Company and approved by the Bank, solely for the purposes described in Section 12(b). Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the one year anniversary of the date of issuance or extension of such Letter of Credit. In any event, each Letter of Credit shall have a Stated Expiry Date no later than the one year anniversary of the date of issuance or extension of such Letter of Credit.

      Subject to the terms and conditions hereof (including Section 8), the Bank will issue such Letter of Credit and make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

      SECTION 4. Disbursements. Subject to the terms and provisions of each Letter of Credit and this Agreement, upon presentment of any such Letter of Credit to the Bank for payment, the Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit on the date designated for such payment (the "Disbursement Date"). The Bank will notify the Company promptly of the presentment for payment of any such Letter of Credit, together with notice of the Disbursement Date therefor. Prior to 11:00 a.m., New York time, on the next Business Day following the Disbursement Date, the Company shall reimburse the Bank for all amounts disbursed under such Letter of Credit, together with all interest accrued thereon since the Disbursement Date, at the then applicable rate of interest for Reference Rate Loans.

      SECTION 5. Reimbursement. The obligation (a "Reimbursement Obligation") of the Company under Section 4 to reimburse the Bank with respect to each Disbursement (including interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Bank's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Company to commence any proceeding against the Bank for any wrongful Disbursement made by the Bank under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Bank.

    SECTION 6. Deemed Disbursements. Upon the occurrence and during the continuation of any event which, after the giving of notice or lapse of time or both, would constitute an event of default under subdivision 7(A)(6) of the Credit Agreement or, with notice from the Agent, upon the occurrence and during the continuation of any event of default under the Credit Agreement:

           (a) an amount equal to that portion of all Letters of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit shall, without demand upon or notice to the Company, be deemed to have been paid out or disbursed by the Bank under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid out or disbursed); and

           (b) the Company shall be immediately obligated to reimburse the Bank for the amount deemed to have been so paid or disbursed by the Bank.

Any amounts so payable by the Borrower pursuant to this Section 6 shall be deposited in cash in an account designated by the Bank. At such time when such default or such event of default shall have been cured or waived (and provided no other default under the Credit Agreement has occurred and is continuing and the loans under the Credit Agreement have not been accelerated pursuant to paragraph 7 thereof), the Bank shall return to the Company all amounts then on deposit with the Bank pursuant to this Section 6, net of any amounts applied to the payment of any amounts owing with respect to the Letters of Credit.

    SECTION 7. Nature of Reimbursement Obligations. The Bank shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Bank (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

           (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

           (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

           (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

           (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier, telex or otherwise; or

           (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

      SECTION 8. Conditions Precedent. The obligation of the Bank to issue any Letters of Credit or to extend the Stated Expiry Date of any existing Letter of Credit is subject to the following conditions:

           (a) Notice. The Company shall have given the notice described in Section 2 hereof.

           (b) Compliance. The Company shall then be in compliance with all the terms, covenants and conditions of this Agreement which are binding upon it; there shall exist no event of default as designated in paragraph 7 of the Credit Agreement and no event which, with the giving of notice or the lapse of time or both, would constitute such an event of default; the representations and warranties contained in Section 9 shall be true with the same effect as though such representations and warranties had then been made and the Bank shall have received a certificate substantially in the form of Annex A, dated the date of the issuance or extension of the Stated Expiry Date of such Letter of Credit and signed by the President, a Vice President, or the Treasurer of the Company.

None of the foregoing shall affect, impair or prevent the vesting or any of the rights or powers granted to the Bank hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Bank in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon the Company and shall not put the Bank under any resulting liability to the Company.

    SECTION 9. Representations and Warranties. The Company represents and warrants to the Bank as follows:

           (a) Organization and Good Standing. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the corporate power to own its properties and to carry on its business as now being conducted.

           (b) Corporate Authority. The Company has full power and authority to enter into this Agreement and to request the issuance of Letters of Credit and the extension of the Stated Expiry Dates thereof, and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of shareholders is required as a condition to the validity of this Agreement.

           (c) Binding Agreement. This Agreement constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies or the application of equitable principles.

           (d) No Conflicting Agreements. The execution, delivery and performance of this Agreement and the Letters of Credit (including each request for the issuance of a Letter of Credit or extension of the Stated Expiry Date thereof) will not violate, conflict with, constitute a default under, or result in the creation of any lien or security interest on any property or assets of the Company or any Restricted Subsidiary pursuant to the provisions of any charter, by-law or preference stock provision of the Company or any of its Restricted Subsidiaries or any provision of any existing mortgage, indenture, contract or agreement binding on the Company or any of its Restricted Subsidiaries, or affecting their respective properties other than (i) as provided for in the Credit Agreement, Security Agreement and Pledge Agreement and (ii) any such mortgage, indenture, contract or other agreement which is not material to the Company and any of its Restricted Securities, taken as a whole.

           (e) Litigation. There are no suits or administrative or other proceedings or investigations pending, or to the knowledge of the Company threatened, against or affecting the Company or its Restricted Subsidiaries, if any, (i) with respect to this Agreement or any of the Letters of Credit, or the transactions contemplated hereby or thereby or
      (ii) which
      could reasonably be expected to have a material adverse effect on the financial condition of the Company and its Restricted Subsidiaries, if any, taken as a whole. Company has disclosed the existence of the Keene Corporation Litigation to Agent and the Banks as described in the Opinion of Counsel required by (a) of subdivision 4(A)(2) of the Credit Agreement.

           (f) Compliance with Government Regulations. No action of, or filing with, any governmental or public body is required on the part of the Company as a condition to the valid execution, delivery or performance of this Agreement or the Letters of Credit (including each request for the issuance of a Letter of Credit or extension of the Stated Expiry Date thereof). The execution, delivery and performance of this Agreement (including each request for the issuance of a Letter of Credit or extension of the Stated Expiry Date thereof) does not violate any provision of any Federal, state or municipal law, rule or regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), or any judgment, order or decree binding on the Company.

           (g) Representations and Warranties under the Credit Agreement. The representations and warranties of the Company set forth in subdivisions 3(f), (g), and (j) of the Credit Agreement are herein incorporated as set forth therein.

      SECTION 10. Other Terms of Letters of Credit. In addition to, and not in limitation of, the terms set forth in this Agreement, the Letters of Credit shall be issued pursuant to and in accordance with such other terms and conditions as are agreed to between the Bank and the Company from time to time.

      SECTION 11. Security. The obligations of the Company under this Agreement and the Letters of Credit, whether now or hereafter existing and whether for principal, interest, costs, fees, expenses or otherwise, is secured by certain assets of the Company pursuant to and in accordance with the terms of the Pledge Agreement and the Security Agreement.

      SECTION 12.  Covenants.

      (a) Incorporation by Reference of Covenants. Until this Agreement is terminated and all Letters of Credit Outstandings and other obligations of the Company hereunder have been paid and discharged in full to the satisfaction of the Bank, the Company will comply with each covenant and agreement contained in paragraphs 5 and 6 of the Credit Agreement as though specifically set forth herein, provided, however, that every reference therein to "Agreement" or "Bank" or "Banks" shall refer to this Agreement or the Bank, as the case may be.

     (b) Use of Proceeds. The Letters of Credit shall be used for working capital and general corporate purposes (excluding any acquisition of an Acquired Company).

    SECTION 13. Events of Default. Upon the occurrence and during the continuance of any event of default set forth in the Credit Agreement or as may otherwise be agreed to between the parties hereto pursuant to Section 10 (an "Event of Default"), the Bank may, by notice to the Company, declare all commitments to issue Letters of Credit hereunder terminated and all obligations of the Company hereunder to be immediately due and payable.

    SECTION 14.  Fees.  The Company agrees to pay the Bank:

      (a) a standby Letter of Credit fee in an amount equal to 2% per annum of the Stated Amount of each standby Letter of Credit;
and

      (b) a documentary Letter of Credit fee in an amount agreed to from time to time between the Company and the Bank.

All fees shall be paid, as applicable, on the first Business Day of July, October, January and April of each year and on the Termination Date.

      SECTION 15. Existing Letters of Credit. Anything in this Agreement to the contrary notwithstanding, each of the following letters of credit of the Bank, including any amendments or modifications thereto or extension of the stated expiry date thereof, shall not be a "Letter of Credit" for any purpose of this
Agreement:

                (i) Number C7144193, dated May 2, 1990, naming Manufacturers and Traders Trust Company, as trustee, as beneficiary, in the amount of $5,491,081.18 and with a stated expiry date of August 15, 1996;

                (ii) Number C7151092, dated June 6, 1990, naming Manufacturers and Traders Trust Company, as trustee, as beneficiary, in the amount of $3,915,472.67 and with a stated expiry date of August 15, 1996; and

                (iii) Number C7152816, dated June 28, 1990, naming Manufacturers and Traders Trust Company, as trustee, as beneficiary, in the amount of $1,000,000 and with a stated expiry date of August 15, 1997.

      SECTION 16. Amendments. This Agreement shall not be amended, supplemented or otherwise modified except upon the written agreement of the Company, the Bank and the Required Banks.

      SECTION 17. Notices. All notices to the Bank and the Company shall be provided in the manner specified in, and to the addresses set forth in, the Credit Agreement.

      SECTION 18. Section Captions. Section captions used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      SECTION 19. Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

      SECTION 20. Governing Law, Entire Agreement, etc. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      SECTION 21. Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HEREIN. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK ENTERING INTO THIS AGREEMENT AND THE LETTERS OF CREDIT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                               THE GENLYTE GROUP INCORPORATED

                               By:
                                       __________________________________
                                       Name:
                                       Title:

                               BANK OF AMERICA ILLINOIS

                               By:
                                       __________________________________
                                       Name:
                                       Title:

                                                                         ANNEX A
                                                                         -------

                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------

      THE GENLYTE GROUP INCORPORATED (the "Company") hereby certifies as of the date hereof to Bank of America Illinois (the "Bank") pursuant to the Letter of Credit Agreement, dated as of November 15, 1995 (the "Agreement"), between the Company and the Bank as follows (in each case after giving effect to the transactions to be consummated on this date):

      1. The Company is in compliance with all of the terms, covenants and conditions of the Agreement.

      2. There is no event of default as provided in Section 13 of the Agreement and there is no event which, with the giving of notice or the lapse of time or both, would constitute such an event of default.

      3. The representations and warranties contained in Section 9 of the Agreement are true with the same effect as though such representations and warranties had been made as of the date hereof.

Dated:  _______________, 19__

                               THE GENLYTE GROUP INCORPORATED


                               By:
                                      __________________________________
                                      Name:
                                      Title:

                                                                      Schedule 1
                                                                      ----------

                         The Genlyte Group Incorporated
                        Current Standby Letters of Credit
                             as of November 7, 1995

                         Existing BAI Letters of Credit
                         ------------------------------



LC Number   Issue Date         Beneficiary                Amount          Expiry Date
---------   ---------------    -----------------------    -------------   -------------
C7182090    August 01, 1991    Travelers Indemnity Co.    $7,070,333.04   July 15, 1996

C7252303    July 01, 1994      Travelers Indemnity Co.    $1,425,000.00   July 02, 1996

C7253730    July 25, 1994      Jobs for Fall River, Inc.  $2,000,000.00   July 15, 1996